Exhibit 10.20

EXECUTION VERSION

RIALTO HOLDINGS, LLC

and

RIALTO CORPORATION

as Issuers,

the GUARANTORS

party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of November 14, 2013

7.000% SENIOR NOTES DUE 2018

TABLE OF CONTENTS

i

Section 12.09	No Personal Liability	102
Section 12.10	Successors	102
Section 12.11	Duplicate Originals	102
Section 12.12	Waiver of Jury Trial	103
Section 12.13	Force Majeure	103
Section 12.14	Severability	103
Section 12.15	U.S.A. Patriot Act	103

EXHIBITS

Exhibit A	— Form of Note
Exhibit B	— Form of Section 3(c)(7) Reminder Notice to DTC
Exhibit C	— Form of Bloomberg Request Letter
Exhibit D	— Form of Supplemental Indenture
Exhibit E	— Form of Certificate of Transfer
Exhibit F	— Form of Certificate of Exchange
Exhibit G	— Form of Guarantee

v

INDENTURE, dated as of November 14, 2013 (this “Indenture”), by and among RIALTO HOLDINGS, LLC, a Delaware limited liability company (the “Company”), RIALTO CORPORATION, a Delaware corporation (together with the Company, the “Issuers” and each, individually, an “Issuer”), each of the GUARANTORS party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).

The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 7.000% Senior Notes due 2018 (the “Notes”):

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01 Definitions;

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with such Person becoming a Restricted Subsidiary or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the effective date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(a) any property or assets (other than Capital Stock) used or to be used by the Company or any of its Restricted Subsidiaries, or otherwise useful, in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of an Asset Disposition shall be deemed an investment in Additional Assets);

(b) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Additional Notes” means additional notes issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.10.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note being redeemed pursuant to Section 3.07(b), the excess (to the extent positive) of:

(a) the present value at such redemption date of (i) the redemption price of the Note at December 1, 2015 (such redemption price (expressed in percentage of principal amount) being set forth in Section 3.07(c) (excluding any accrued but unpaid interest)), plus (ii) all required interest payments due on the Note to and including such redemption date set forth in clause (i) (excluding any accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b) the outstanding principal amount of such Note;

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Disposition” means:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries, other than any Required Asset Sale (each referred to in this definition as a “disposition”); or

(b) the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.10 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law and other than any Required Asset Sale), whether in a single transaction or a series of related transactions;

in each case, other than:

(1) a disposition by the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries;

(2) a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3) dispositions of assets in the course of a Similar Business, including dispositions of real estate and real estate related assets, as well as any dispositions by the Company or its Subsidiaries in the ordinary course of the Company’s respective investments and other business activities;

(4) a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5) transactions permitted under Section 5.01 or a transaction that constitutes a Change of Control;

(6) an issuance of Capital Stock by any of the Restricted Subsidiaries to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by an Officer or the Company’s Board of Directors;

(7) any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as the Company determines in good faith) of less than $15.0 million;

(8) any Restricted Payment that is permitted to be made under Section 4.08 and the making of any Permitted Payment or Permitted Investment or, solely for purposes of Section 4.11(a)(3), asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9) dispositions in connection with Permitted Liens;

(10) disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the compromise, workout, settlement or collection thereof or exercise of remedies with respect thereto, or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of collateral for loans serviced or originated by the Company or any of its Subsidiaries;

(11) the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(12) foreclosure, condemnation or any similar action with respect to any property or other assets;

(13) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable, notes receivable or other assets that by their terms convert into cash in the ordinary course of business or the conversion or exchange of accounts receivable for notes receivable, the sale of advances, loans, customer receivables, mortgage related securities or other assets, in each case in the ordinary course of business;

(14) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(18) any sales, transfers, contributions or dispositions of Securitization Assets to Securitization Entities in connection with Securitizations in the ordinary course of business; or

(19) transactions pursuant to repurchase agreements entered into in the ordinary course of business.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means

(a) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof;

(b) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof;

(c) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member of the sole member; and

(d) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the state of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(a) (1) United States dollars, euros, or any national currency of any member state of the European Union; or (2) any other foreign currency held by the Company or its Restricted Subsidiaries in the ordinary course of business;

(b) securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(f) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(g) Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(h) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(i) interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (h) above; and

(j) for purposes of clause (b) of the definition of “Asset Disposition,” the marketable securities portfolio owned by the Company and its Subsidiaries on the Issue Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above, provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Change of Control” means: the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any Person, other than to the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% in number of shares of the Company’s outstanding Voting Stock; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority in voting power of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clause (2) above if the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for, a majority in voting power of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking S.A.

“Co-Issuer” means Rialto Corporation, a Delaware corporation, and any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Net Income” means, for any period, the net income (loss) attributable to the Company and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) subject to the limitations contained in clause (3) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment or could have been distributed, as reasonably determined by one of the Company’s Officers, subject, in the case of a dividend or other distribution or return on investment (including distributions with regard to carried interests) to a Restricted Subsidiary, to the limitations contained in clause (2) below;

(2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.08(C)(i), any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Notes or this Indenture and (c) restrictions specified in clause (12) of Section 4.09) except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net

Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause(2));

(3) any net gain (or loss) realized upon the sale or other disposition of any disposed or discontinued operations of the Company or any Restricted Subsidiaries (excluding pursuant to any sale of real estate related assets) and related fees and expenses as well as any net income or loss from disposed or discontinued operations;

(4) any extraordinary, exceptional, unusual or nonrecurring loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense; provided that distributions with regard to carried interests or similar contingent payment rights will not be deemed to be extraordinary, exceptional, unusual or non-recurring even if they are infrequent;

(5) the cumulative effect of a change in accounting principles;

(6) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(7) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8) any unrealized losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(9) any unrealized foreign currency transaction losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10) any unrealized foreign currency translation or transaction losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(11) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12) any goodwill or other intangible asset amortization, impairment charge or write-off;

(13) any after-tax effect of loss from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments;

(14) any elimination of transactions between the Company or a Subsidiary and any entity of which the Company and its Subsidiaries do not own a majority in voting power of the equity, even if those transactions are eliminated in the Company’s consolidated financial statements prepared in accordance with GAAP;

(15) the amount of any expense to the extent a corresponding amount is received in cash by the Company and its Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(16) any change in fair value of Permitted Funding Indebtedness or Investments or the amortization of Permitted Funding Indebtedness or the write-off of Investments pursuant to such Person’s accounting policy;

(17) any unrealized losses on investment assets whether or not recognized as such on the financial statements of the Company; and

(18) any realized losses in respect of Hedging Obligations associated with specific assets owned by the Company as of the last day of the period for which Consolidated Net Income is being determined.

“Consolidated Non-Funding Debt” means, with respect to any Person as of any determination date, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness for borrowed money and obligations in respect of Capitalized Lease Obligations of such Person and its Restricted Subsidiaries on a consolidated basis, plus (2) the aggregate liquidation preference of Disqualified Stock of such Person and Disqualified Stock and Preferred Stock of its Restricted Subsidiaries, and less (3) Permitted Funding Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Non-Funding Debt to Equity Ratio” means, with respect to any Person as of the last day of such Person’s most recently completed fiscal quarter for which consolidated financial statements are available, the ratio of Consolidated Non-Funding Debt of such Person as of such determination date to the Consolidated Stockholders Equity of such Person as of such determination date. Except for purposes of the calculations described in Section 4.08(C)(i) in the event that the Company or any Restricted Subsidiary incurs, assumes,

Guarantees, redeems, defeases, retires or extinguishes any Consolidated Non-Funding Debt (other than Consolidated Non-Funding Debt incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the date of the most recent consolidated balance sheet for which the Consolidated Non-Funding Debt to Equity Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Non-Funding Debt to Equity Ratio is made (the “Consolidated Non-Funding Debt to Equity Ratio Calculation Date”), then the Consolidated Non-Funding Debt to Equity Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such Issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred prior to such determination date; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to any Permitted Debt described in Section 4.10. For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company or any of its Restricted Subsidiaries on or prior to the Consolidated Non-Funding Debt to Equity Ratio Calculation Date shall be included in the calculation of that ratio on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations had occurred prior to the Consolidated Non-Funding Debt to Equity Ratio Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by the principal financial or accounting officer of the Company.

“Consolidated Stockholders Equity” means, with respect to any Person as of the last day of such Person’s most recently completed fiscal quarter for which consolidated financial statements are available, the stockholders’, members’, partners’ or other form of equity holders’ equity.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of the Company’s Board of Directors on the first day on which any of the Notes were initially issued or (2) was nominated for election, elected or appointed to the Company’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of the nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which that member was named as a nominee of the Board of Directors for election as a director, without objection to the nomination).

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice of to the Issuers.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Company) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, repurchase agreements or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent or trademark security agreement, mortgage or letter of credit application and other Guarantees, pledges, agreements, security agreements and collateral documents); provided that this definition of “Credit Facility” does not include the Lennar Revolving Credit Agreement or any other Indebtedness in connection with the Lennar Revolving Credit Agreement. Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the fair market value (as the determined in good faith by the Company) of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance Section 4.11.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.08; provided, however, that if such Capital Stock is issued to any plan for the benefit of the employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means a public sale of Capital Stock of the Company by the Company (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets the Company receives as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the

Company or by any of its Subsidiaries for the benefit of its employees to the extent funded by the Company or any of its Restricted Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate.

“fair market value” may be conclusively established by means of an Officers’ Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.01(d)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, the Restricted Global Note and the Unrestricted Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any directly or indirectly 100% owned Subsidiary that Guarantees the Notes; provided that any Unrestricted Subsidiary shall not be deemed a Guarantor.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity swap, cap or collar agreements, foreign exchange contracts, currency swap agreements, currency future or option contracts, credit-related derivatives and hedging instruments and other hedging agreements and transactions intended to hedge against financial risk.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Immaterial Subsidiary” means any Restricted Subsidiary that (i) has not guaranteed any other Indebtedness of the Company and (ii) has Total Assets together with all other Immaterial Subsidiaries and consolidated operating income of less than 3.0% of the Company’s Total Assets and consolidated operating income (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of operating income, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of such acquisition or disposition).

“Indebtedness” means, with respect to the Company or any Subsidiary, and without duplication:

(1) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to, all of the Company’s or any Subsidiary’s Indebtedness or obligations to any Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters of credit);

(2) all the Company’s or any Subsidiary’s reimbursement obligations and other liabilities (contingent or otherwise) with respect to outstanding letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities (contingent or otherwise) in respect of the Company’s or any Subsidiary’s leases required, in conformity with generally accepted accounting principles, to be accounted for as capital lease obligations on the Company’s balance sheet;

(4) all the Company’s or any Subsidiary’s obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5) all direct or indirect guaranties or similar agreements by the Company or any Subsidiary in respect of, and the Company’s or such Subsidiary’s obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4) above;

(6) any Indebtedness or other obligations, excluding any operating leases the Company is, or any Subsidiary is, currently (or may become) a party to, described in clauses (1) through (4) above secured by any Lien existing on property which is owned or held by the Company or such Subsidiary, regardless of whether the Indebtedness or other obligation secured thereby shall have been assumed by the Company or such Subsidiary; and

(7) any and all deferrals, renewals, extensions and refinancing of, or amendments, modifications or supplements to, any Indebtedness, obligation or liability of the kind described in clauses (1) through (6) above.

However, Indebtedness will not include (i) any indebtedness or other liabilities of any entity of which the Company and its Subsidiaries do not own a majority in voting power of the equity, even if the liabilities of that entity are included in the liabilities reflected on the Company’s consolidated financial statements that are prepared in accordance with GAAP, or (ii) “bad acts” or completion guarantees or similar arrangements.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Initial Notes” means the Notes issued on the Issue Date.

“Initial Purchasers” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

“Intercompany Agreements” means the Support Services Agreement, the Lennar Revolving Credit Agreement and the Tax Reimbursement Agreement.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extension of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet of that Person, as a separate entity, prepared on the basis of GAAP; provided, however, that (x) endorsements of negotiable instruments and documents in the ordinary course of business, (y) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s normal trade practices, as the case may be and (z) deposits made in the ordinary course of business and customary deposits into reserve accounts related to securitizations will not be deemed to be an

Investment. If the Company or any of its Restricted Subsidiaries issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or by any of its Restricted Subsidiaries in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of Section 4.08:

(1) “Investment” will include the fair market value of the net assets of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by an Officer or by the Company’s Board of Directors.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the governments of the United States or Canada or by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other nationally recognized statistical ratings organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above, which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive two of the following:

(1) a rating of “BBB-” or higher from S&P;

(2) a rating of “Baa3” or higher from Moody’s; and

(3) a rating of “BBB-” or higher from Fitch or the equivalent of such rating by either such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means November 14, 2013.

“Issuers” mean the Company and Rialto Corporation.

“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person, (2) in which such Person owns less than 100% of the equity or voting interests and (3) which Person is engaged in a Similar Business, including making Investments in real estate and real estate related assets.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state of the place of payment or principal office of the Paying Agent.

“Lennar” means Lennar Corporation, a Delaware corporation.

“Lennar Revolving Credit Agreement” means a credit agreement to be entered into between the Company and Lennar on or prior to November 30, 2013 whereby Lennar agrees, subject to customary lending conditions, to advance to the Company on an unsecured revolving basis up to $75 million, substantially consistent with the terms described in the Offering Memorandum.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made by third parties to directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

(1)(a) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent with (in the case of this sub-clause (b)) the approval of an Officer or the Company’s Board of Directors;

(2) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or office; or

(3) not exceeding $10.0 million in the aggregate outstanding at any time.

“Maturity Date” means December 1, 2018.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization registered under Section 15E of the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Taxes, and Related Taxes, paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders (other than any Parent, the Company or any of their respective Subsidiaries) in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Funding Indebtedness” means Indebtedness other than Permitted Funding Indebtedness.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Indebtedness” means any of the Company’s Indebtedness or any Restricted Subsidiary’s Indebtedness for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Company or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Company are not or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other security interests or other recourse, obligations or liabilities, in respect of specific land or other real property interests of the Company or such Restricted Subsidiary securing such Indebtedness; provided, however, that recourse, obligations or liabilities solely for indemnities, or breaches of warranties or representations in respect of Indebtedness will not prevent that Indebtedness from being classified as Non-Recourse Indebtedness.

“Note Documents” means the Notes (including Additional Notes), the Guarantees and this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waiver, amendments, redemptions and offers to purchase.

“Offering Memorandum” means the Issuers’ offering memorandum dated November 8, 2013, relating to the initial offering of the Notes.

“Officer” means, the Chief Executive Officer, President, Chief Financial Officer, Chief Administrative Officer, General Counsel or any Vice President of the Company or a Restricted Subsidiary or (b) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officers’ Certificate” means, when used with respect to the Company, a certificate signed by two of the Company’s Officers (as specified in this Indenture), each such certificate will comply with Section 314 of the Trust Indenture Act of 1939, as amended (the “TIA”) and include the statements required under this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

“Parent” means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent.

“Parent Advances” means the aggregate amount of all sums advanced by Parent to or for the benefit of the Company or any of its Restricted Subsidiaries, including costs incurred by Parent to pay for goods or services rendered to the Company or its Restricted Subsidiaries.

“Parent Debt” means the $135 million of amounts owing from the Company to Lennar as of August 31, 2013, less any amounts repaid from time to time thereafter.

“Pari Passu Indebtedness” means the Non-Funding Indebtedness of the Company which ranks equally in right of payment to the Notes, or any Guarantee by a Restricted Subsidiary of Indebtedness of a Person other than the Company or a Restricted Subsidiary if such Guarantee ranks equally in right of payment to the Guarantees of the Notes

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means a means the office or agency designated by the Company where the Notes may be presented for payment.

“Permitted Funding Indebtedness” means (i) any Indebtedness (excluding Indebtedness under the Lennar Revolving Credit Agreement and Parent Debt) incurred in connection with the activities of a Similar Business, including Indebtedness to finance real estate and real estate related assets and Non-Recourse Indebtedness, Regions Bank Indebtedness, Indebtedness to a Parent to reimburse the Parent and any amounts owed under the Tax Reimbursement Agreement and the Support Services Agreement, as well as any Indebtedness incurred by the Issuer and its Subsidiaries in the ordinary course of their respective businesses, and (ii) any refinancing of the Indebtedness under clause (i), provided, however that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any Indebtedness incurred in accordance with this clause (ii) for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect thereto over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in Section 4.10 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (ii) which excess shall be entitled to be incurred pursuant to any other provision under Section 4.10). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Holders” means, collectively, (1) any Person who beneficially owns more than 20% of the total voting power of the Voting Stock of the Company or any of its Parents as of the Issue Date, together with such Persons’ Affiliates (other than an operating company with an existing business), (2) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture, (3) the Company’s Senior Management, (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company, acting in such capacity, and (5) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its Parents held by such group.

“Permitted Investment” means (in each case, by the Company or any of its Restricted Subsidiaries):

(1) Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3) Investments in the course of a Similar Business, including investments in real estate and real estate related assets and investments in funds that invest primarily in real estate or real estate related assets, as well as any other Investments by the Company or its Subsidiaries in the ordinary course of its Similar Business activities;

(4) Investments in cash, Cash Equivalents or Investment Grade Securities;

(5) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(6) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(7) Management Advances;

(8) Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9) Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(10) Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(11) Hedging Obligations, which transactions or obligations are incurred in compliance with Section 4.10;

(12) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.13;

(13) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent as consideration;

(14) any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.12(b) (except those described in clauses (1), (9) and (12) of Section 4.12(b));

(15) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with this Indenture;

(16)(i) Guarantees not prohibited by Section 4.10 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Company or by any of its Restricted Subsidiaries that are permitted by this Indenture;

(17) Investments consisting of earnest money deposits required in connection with purchase agreements, or letters of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(18) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(19) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(20) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(21) Investments in Joint Ventures;

(22) Investments in Unrestricted Subsidiaries having an aggregate fair market value (in the case of Unrestricted Subsidiaries that are not party to a warehouse finance facility), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding, not to exceed the greater of $15.0 million and 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(23) Investments by the Company or any Restricted Subsidiary in Securitization Entities or Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

(24) Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the administrative expense of servicing such Securitization Entity;

(25) Investments in connection with any Permitted Funding Indebtedness;

(26) Investments by the Company or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company or such Restricted Subsidiary in the ordinary course of business; and

(27) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (27) that are at that time outstanding, not to exceed the greater of $35.0 million and 3.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in Section 4.08(C)(iv)); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (27).

“Permitted Liens” means, with respect to any Person:

(a) Liens existing on the Issue Date;

(b) Liens on property of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to, and were not created in contemplation of, such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary;

(c) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to, and were not created in contemplation of, such acquisition and do not extend to any assets other than the property acquired;

(d) Liens imposed by law such as carriers’, warehouseman’s or mechanics’ Liens, and other Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(e) Liens incurred in connection with pollution control, industrial revenue, water, sewage or similar bonds;

(f) Liens securing Indebtedness (A) between a Restricted Subsidiary and the Company, or (B) between Restricted Subsidiaries;

(g) Liens incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not materially adversely affect the value of the property;

(h) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(i) Liens granted to any bank or other institution securing the payments to be made to such institution by the Company or any Subsidiary pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business;

(j) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set off or similar rights and remedies;

(k) Liens arising from the Uniform Commercial Code financing statements regarding leases;

(l) Liens securing indebtedness incurred to finance the acquisition, construction, improvement, development or expansion of a property which are limited to that property;

(m) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, pursuant to Section 4.10(b)(1);

(n) Liens incurred in connection with Non-Recourse Indebtedness;

(o) Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only the assets acquired or originated with the proceeds of Permitted Funding Indebtedness, assets such as loans, mortgage-related securities, receivables, swaps or hedges, other similar assets subject to and pledged to secure such Indebtedness and ownership interests in any Person that owns such assets;

(p) Liens on (i) assets or property of the Company or any Restricted Subsidiary for the purpose of securing capitalized lease obligations or purchase money obligations; provided that any such Lien may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and (ii) any interest or title of a lessor under any capitalized lease obligation or operating lease;

(q) Liens on Securitization Assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees of Permitted Securitization Indebtedness;

(r) any encumbrance or restriction with respect to Capital Stock of any Joint Venture or similar arrangement;

(s) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(t) Liens securing refinancing Indebtedness; provided that any such Lien does not extend to or cover any property or assets other than the property or assets securing the Indebtedness so refunded, refinanced or extended;

(u) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (A) $20.0 million and (B) 2.0% of Total Assets;

(v) easements, rights-of-way and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title thereto which do not materially adversely affect the value of the property; and

(w) any extensions, substitutions, modifications, replacements or renewals of the Permitted Liens described above.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any other Permitted Funding Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Company and its Restricted Subsidiaries from the applicable Securitization Entity, and (ii) the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.10 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in Section 4.10).

“Person” means individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Guarantors” means, collectively, Rialto Capital Management, LLC, a Delaware limited liability company, Rialto Investments, LLC, a Delaware limited liability company and Rialto Mortgage Finance, LLC, a Delaware limited liability company.

“Private Placement Legend” means the legend set forth in Section 2.01(d)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser” means a qualified purchaser as defined in Section 2(a)(51) of the Investment Company Act.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act selected by the Company or any Parent as a replacement agency for Moody’s or S&P, as the case may be.

“Ratings Event” means (i) within 60 days following the earlier of (x) a Change of Control or (y) the first public notice of the intention by the Company to affect a Change of Control, a downgrade by one or more gradations or withdrawal of the rating of the Notes by one or more Rating Agencies if the applicable Rating Agency shall have put forth a statement to the effect that such downgrade is attributable in whole or in part to the applicable Change of Control and (ii) the Notes do not have an Investment Grade Status.

“Realizable Value” of an asset means the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as the Company determines in accordance with the agreement governing the applicable Permitted Funding Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined in good faith by the Company’s management); provided, however, that the realizable value of any asset described above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (excluding and net interest margin securities) purchased or originated by the Company or any of its Restricted Subsidiaries or otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Refinancing Indebtedness” means Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Indenture or incurred in compliance with this Indenture (other than intercompany Indebtedness) including Indebtedness of the Company or any of its Restricted Subsidiaries used to refinance Refinancing Indebtedness; provided, however, that:

(1) the Refinancing Indebtedness has a Stated Maturity at the time such Refinancing Indebtedness is incurred that is the same as or greater than the Stated Maturity of the Indebtedness being refinanced or, if less, the Notes;

(2) such Refinancing Indebtedness is incurred in an aggregate amount that is equal to or less than the sum of the aggregate amount then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith));

(3) if the Indebtedness being refinanced constituted Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or the applicable Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(4) such Refinancing Indebtedness is incurred by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being refunded, refinanced, replaced, exchanged, renewed, repaid, extended, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being refunded, refinanced, replaced, exchanged, renewed, repaid, extended, defeased or discharged.

“Regions Bank Indebtedness” means any Indebtedness incurred under the Loan Agreement, dated as of September 30, 2010, by and among Rialto Regi, LLC and Regions Bank.

“Related Taxes” means:

(1) any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding imposed on payments made by any

Parent), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

(a) being organized or having Capital Stock outstanding (but not by virtue of Parent’s owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of its Subsidiaries);

(b) being a holding company parent, directly or indirectly, of the Company or any of its Subsidiaries;

(c) receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any of its Subsidiaries; or

(d) having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to Section 4.08; or

(2) for any taxable period of an Issuer, either

(a) if, for such period, such Issuer is a corporation for U.S. federal income tax purposes and for so long as such Issuer is a member of a group filing a consolidated, unitary or combined tax return with any Parent, any Taxes measured by income for which such Parent is liable, up to an amount not to exceed the amount of any such Taxes that such Issuer and its Subsidiaries that are members of such group would have been required to pay on a separate group basis if such Issuer and such Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of such Issuer and its Subsidiaries; or

(b) if, for such period (or portion thereof corresponding to a period used for computing estimated tax of a calendar year corporation), such Issuer is a partnership or disregarded entity for U.S. federal income tax purposes, payments made or accrued under the Tax Reimbursement Agreement.

“Required Asset Sale” means any asset sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to Permitted Funding Indebtedness, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“S&P” means Standard & Poor’s Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Section 3(c)(7)” means Section 3(c)(7) of the Investment Company Act of 1940, as amended.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, the “Securitization Assets”) by which the Company or any of its Restricted Subsidiaries directly or indirectly includes Securitization Assets in a pool of Securitization Assets, including any such transaction involving the sale of specified servicing advances or mortgage loans to a Securitization Entity.

“Securitization Asset” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person (whether or not one of its Restricted Subsidiaries) established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) above or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities and (iii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities. As of the Issue Date, none of the Company’s Subsidiaries are Securitization Entities.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sell

Securitization Assets to either (a) Person that is not a Restricted Subsidiary or (b) a Securitization Entity that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Securitization.

“Securitization Indebtedness” means (i) Indebtedness of the Company or any of its Restricted Subsidiaries related to Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Company or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or any of its Restricted Subsidiaries.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Management” means the chief executive officer, president, vice chairman, chief accounting officer, the chief financial officer or vice president of the Company and any individual performing similar functions.

“Similar Business” means (a) any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries or any associates on the Issue Date and (b) any businesses, services and activities engaged in by the Issuer or any of its Subsidiaries or any associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof, including, but not limited to, making Investments in real estate and real estate related assets or in funds engaged in making such Investments, providing real estate related services, including brokerage, investment banking and loan servicing (including special servicing) services, and engaging in other activities relating to real estate finance.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means (a) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries or (b) a partnership, of which the Company or any Subsidiary is the sole general partner and of which the Company or a Subsidiary owns at least 25% in value of the equity.

“Support Services Agreement” means the agreement between the Company and Lennar to be entered into on or prior to November 30, 2013, under which Lennar and its Affiliates will provide the Company with legal, administrative, financial and other technical support services, substantially consistent with the terms described in the Offering Memorandum.

“Tax Reimbursement Agreement” means the agreement between the Company and Lennar to be entered into on or prior to November 30, 2013, under which the Company agrees to pay Lennar, each time the Company would be required to pay federal or state income taxes if it were a taxable corporation, the sum equal to the federal or state income tax Holdings would have been required to pay if it and its subsidiaries were all taxable corporations, minus any federal or state income taxes the Company or its subsidiaries actually pay.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Total Assets” mean, as of any date, the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries that is internally available, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Consolidated Non-Funding Debt to Equity Ratio. Under no circumstances will Total Assets include assets of any entity of which the Company and its Subsidiaries do not own a majority in voting power of the equity, even if the assets of that entity are included in the assets reflected on the Company’s consolidated financial statements that are prepared in accordance with GAAP. As of the Issue Date, Total Assets equal $973.5 million, as set forth on page 18 of the Offering Memorandum, under Non-GAAP Disclosure: Total Assets, as adjusted, as of August 31, 2013.

“Treasury Rate” means in the case of a redemption of the Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to December 1, 2015; provided, however, that if the period from the redemption date to December 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means Wells Fargo Bank, National Association in its capacity as Trustee hereunder until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company, other than the Principal Guarantors, that (a) is a party to a repurchase obligation (i.e., repo) financing line or similar financing agreement that constitutes Permitted Funding Indebtedness or Permitted Securitization Indebtedness and that limits or prohibits the ability of that subsidiary to guarantee indebtedness, or (b) (i) is prohibited, in the reasonable judgment of Senior Management of the Company, from guaranteeing the Notes by any applicable law, regulation or contractual restrictions and which, in the case of any such contractual restriction, in the reasonable judgment of Senior Management of the Company, cannot be removed through commercially reasonable efforts and (ii) incurs or would incur only indebtedness that is Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding (1) if such Person is a corporation, is normally entitled to vote in the election of such corporation’s Board of Directors or other body that is duly authorized to act on behalf of such Board or (2) if such Person is an entity other than a corporation, is normally entitled to vote in the election of the group or Person exercising the authority with respect to such Person generally vested in a Board of Directors.

Section 1.02 Other Definitions

Term	Defined in Section

“Affiliate Transaction”	4.12

“Asset Disposition Offer”	4.11

“Automatic Exchange”	2.06

“Automatic Exchange Date”	2.06

“Automatic Exchange Notice”	2.06

“Automatic Exchange Notice Date”	2.06

“Authentication Order”	2.02

“Change of Control Offer”	4.15

“Change of Control Payment Date”	4.15

“Consolidated Non-Funding Debt to Equity Ratio Calculation Date”	1.01

“Covenant Defeasance”	8.03

“Event of Default”	6.01

“Excess Proceeds”	4.11

“Initial Agreement”	4.09

“Legal Defeasance”	8.02

“Permitted Debt”	4.10

“Permitted Payments”	4.08

“Registrar”	2.03

“Refunding Capital Stock”	4.08

“Restricted Payment”	4.08

“Reversion Date”	4.17

“Section 3(c)(7) Reminder Notice”	2.08

“Successor Company”	5.01

“Suspended Covenants”	4.17

“Suspension Period”	4.17

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) the terms “includes,” “including” and similar words shall be deemed to be followed by without limitation;

(j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”; and

(k) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II.

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depositary rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Initial Notes and Additional Notes (if issued as Restricted Global Notes) offered and sold to QIBs that are also Qualified Purchasers in the United States of America in reliance on Rule 144A shall be issued in the form of a Rule 144A Global Note substantially in the form of Exhibit A hereto.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Payment. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Company maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuers as may be maintained for such purpose pursuant to Section 2.03; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the register maintained by the Trustee or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this Section 2.01(b). Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(c) Euroclear and Clearstream Procedures. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Note that are held by Participants through Euroclear or Clearstream.

(d) Legends. The following legends will appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

Except as permitted by Section 2.06(c), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE

SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES THEREUNDER AND A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) THAT IS (I) NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER, (II) NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(I)(D) OR (A)(1)(I)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(I)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY BENEFICIARIES OF THE PLAN AND (III) ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH QUALIFIED INSTITUTIONAL BUYER THAT IS A QUALIFIED PURCHASER, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE, ONLY TO A QUALIFIED PURCHASER AND SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR.

THE ISSUERS HAVE THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A SECURITY (OR ANY INTEREST THEREIN) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, BY NOTICE TO SUCH BENEFICIAL OWNER, TO SELL ALL OF ITS RIGHTS, TITLE AND INTEREST TO SUCH SECURITY (OR INTEREST THEREIN) TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH BENEFICIAL OWNER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (X) UPON DIRECTION FROM EITHER OF US, THE TRUSTEE UNDER THE INDENTURE, ON BEHALF OF US AND AT OUR EXPENSE, SHALL CAUSE SUCH BENEFICIAL OWNER’S INTEREST IN SUCH SECURITY TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE ARRANGED BY EITHER OF US (CONDUCTED BY THE TRUSTEE UNDER THE INDENTURE IN ACCORDANCE WITH SECTION 9-610(B) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET OR THAT MAY DECLINE SPEEDILY IN VALUE) TO A PERSON TO WHOM SUCH SECURITY (OR INTEREST THEREIN) MAY

BE TRANSFERRED IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE AND (Y) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF SUCH SECURITY HELD BY SUCH BENEFICIAL OWNER.

THE INITIAL PURCHASERS AND EACH SUBSEQUENT TRANSFEREE OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS AND MINIMUM DENOMINATION TERMS SET FORTH HEREIN AND WILL NOT TRANSFER THE NOTES OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO A TRANSFEREE WHO CAN MAKE THE SAME REPRESENTATIONS AND AGREEMENTS, INCLUDING AS TO MINIMUM DENOMINATIONS, ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY TRANSFER OF THE NOTES, OR BENEFICIAL INTEREST IN THE NOTES, IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUERS.”

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(e) Book-Entry Provisions. This Section 2.01(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(1) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Custodian for DTC and (z) bear legends as set forth in Section 2.01(d)(2). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in Section 2.01(e)(4) and 2.01(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(3) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.01(f) to beneficial owners who are required to hold Definitive Notes, the Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.01(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(6) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f) Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Note and the Issuers fail to appoint a successor depositary within 90 days of such notice, (B) DTC ceases to be a clearing agency registered under the Exchange Act and the Issuers fail to appoint a successor depositary within 90 days of notice from DTC that it has ceased, or will cease, to be such a clearing agency or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and DTC shall have requested the issuance of Definitive Notes. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the preceding sentence, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with Applicable Procedures.

(1) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(f) shall, except as otherwise provided by Section 2.06(c), bear the legend regarding transfer restrictions set forth in Section 2.01(d)(1).

(2) If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the cancelled Definitive Note, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(g) If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the cancelled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the cancelled Definitive Note, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the cancelled Definitive Notes, registered in the name of the Holder thereof.

Section 2.02 Execution and Authentication.

(a) At least one Officer must sign the Notes for each of the Issuers by manual, facsimile, .pdf attachment or other electronically transmitted signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(c) A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.09.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

(f) Subject to and in accordance with Sections 2.02, 2.14 and 4.10, the terms of this Indenture, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited and the Issuers may issue Additional Notes under this Indenture.

Section 2.03 Registrar and Paying Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian for the Depositary with respect to the Global Notes and the Trustee hereby agrees to so initially act.

Section 2.04 Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee in writing of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it for the purpose of making payments on the Notes to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary thereof) will have no further liability for the money, as Paying Agent, other than to account to the Trustee and the Issuers for any funds disbursed. If the Issuers or any of their respective Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Sections 6.01(7) or (8) relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish (or cause the Registrar to furnish) to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor substantially in the form of Exhibit E or Exhibit F hereto, as applicable, stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.06. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.06 by noting the same in the register maintained by the Trustee, and no transfer or exchange will be effective until it is registered in such register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.06 and Section 2.01(e) and 2.01(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the Applicable Procedures. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this Section 2.06(a).

(b) Transfers of Rule 144A Global Notes. A registration of transfer of a Rule 144A Global Note or a beneficial interest therein to a QIB that is a Qualified Purchaser shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and is also a Qualified Purchaser, and, to the extent such proposed registration of transfer is made prior to the date that is one year after the later of the date of such Rule 144A Global Note’s original issue and the last date on which the Issuers or any Affiliate of either Issuer was the owner of such Notes (or any predecessor thereto), it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the Applicable Procedures.

(c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing a Private Placement Legend, the Registrar shall deliver Notes that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing a Private Placement Legend, the Registrar shall deliver only Notes that bear a Private Placement Legend unless Initial Notes are being exchanged for Notes that do not bear the Private Placement Legend in accordance with Section 2.06(d) or there is delivered to the Registrar and the Issuer an Opinion of Counsel satisfactory to it stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act and the Investment Company Act. Any Additional Notes sold in a registered offering shall not be required to bear the Private Placement Legend.

(d) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. Upon the Issuers’ satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and the Investment Company Act, beneficial interests in a Restricted Global Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to Initial Notes, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day, provided, however, that if any Additional Notes are issued within the 365 calendar days after the Issue Date, then the period with respect to the Initial Notes shall automatically be extended to the 366th calendar day after the issue date of such Additional Notes (the “Automatic Exchange Date”). Upon the Issuers’ satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and the Investment Company Act, the Issuers shall (i) provide written notice to the Depositary and the Trustee at least 15 calendar days prior to the Automatic Exchange Date, instructing the Depositary to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuers shall have previously otherwise made eligible for exchange with the Depositary, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 15 calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the CUSIP number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the CUSIP number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes (together with an Authentication Order), duly executed by the Issuers, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. At the Issuers’ written request on no less than five calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuers’ name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Issuers have delivered to the Trustee the information required to be included in such Automatic Exchange Notice.

Notwithstanding anything to the contrary in this Section 2.06(d), during the 15 calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.06(d) shall be permitted without the prior written consent of the Issuers. As a condition to any Automatic Exchange, the Issuers shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officers’ Certificate and Opinion of Counsel to the Issuers to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and the Investment Company Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and the Investment Company Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.06(d), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

(e) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(f) Obligations with Respect to Transfers and Exchanges of Notes.

(1) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06, 2.12, 3.06, 4.11, 4.15 and 9.04).

(3) The Issuers (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 15 calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

(4) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(5) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(6) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(f) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Note set forth in Section 2.01(d).

(7) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(8) All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, .pdf attachment or electronically transmitted signature.

(9) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(10) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 QIB / Qualified Purchaser. If, subsequent to the initial issuance of Notes, the Issuers determine that any beneficial owner of a Note (or any interest therein) is not a QIB and a Qualified Purchaser, then the Issuers may require, by notice to such beneficial owner, that such beneficial owner sell all of its rights, title and interest to such Note (or interest therein) to a person that is a QIB and a Qualified Purchaser, with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (x) the Issuers shall cause such beneficial owner’s interest in such Note to be transferred in a commercially reasonable sale arranged by either Issuer (conducted in accordance with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a person to whom such Note (or interest therein) may be transferred in accordance with the transfer restrictions set forth in Section 2.06 and (y) pending such transfer, no further payments will be made in respect of such Note held by such beneficial owner.

Section 2.08 Section 3(c)(7) Compliance.

(a) Section 3(c)(7) Reminder Notices. The Issuers shall send to the Holders a “Section 3(c)(7) Reminder Notice,” the form of which is attached hereto as Exhibit B, in addition to the financial statements and reports required under Section 4.04. Without limiting the foregoing, the Issuers shall send a copy of each Section 3(c)(7) Reminder Notice to the Depositary, with a request that the Depositary forward each such report to the relevant Participants for further delivery to beneficial owners of interest in the Global Notes.

(b) Depositary Actions. The Issuers shall direct the Depositary to take the following steps in connection with the Rule 144A Global Notes:

(1) to include the “3c7”, “144A” and any related marker in the Depositary 20- character security descriptor and the 48-character additional descriptor of the Rule 144A Global Notes in order to indicate that sales are limited to Persons that are both QIBs and Qualified Purchasers;

(2) to cause each physical Depositary delivery order ticket delivered by the Depositary to purchasers to contain the Depositary 20- character security descriptor and cause each Depositary deliver order ticket delivered by the Depositary to purchasers in electronic form to contain the “3c7” indicator and the related user manual for participants, which shall contain a description of the relevant restrictions;

(3) to send a Section 3(c)(7) Reminder Notice in the form attached as Exhibit B hereto to all Participants in connection with the offering of the Rule 144A Global Notes; provided that the Issuers may instruct the Depositary from time to time (but not more frequently than every six months) to reissue the notice;

(4) to include the Rule 144A Global Notes in the Depositary’s “Reference Directory” of Section 3(c)(7) offerings made pursuant to Section 3(c)(7) upon advising the Depositary that they are collectively a “Section 3(c)(7) issuer”; and

(5) to deliver to the Issuers, from time to time, a list of all Participants holding an interest in the Rule 144A Global Notes.

(c) Bloomberg Screens. The Issuers shall request that Bloomberg, L.P. and any other third-party vendor include the following on each Bloomberg or other similar screen containing information about the Rule 144A Global Notes (which request shall be substantially in the form of Exhibit C hereto):

(1) The “Note Box” on the bottom of the “Security Display” page describing each Rule 144A Global Note should state: “Iss’d Under 144A/3c7”;

(2) The “Security Display” page should have a flashing red indicator stating “See Other Available Information”;

(3) Such indicator should link to an “Additional Security Information” page, which should state that the Rule 144A Global Notes “are being offered in reliance on the exemption from registration under Rule 144A under the Securities Act to Persons that are both (1) QIBs (as defined in Rule 144A under the Securities Act) and (2) Qualified Purchasers (as defined under Section 3(c)(7))”; and

(4) the “Disclaimer” page for the Rule 144A Global Notes should state that such Rule 144A Global Notes “shall not be and have not been registered under the Securities Act of 1933, as amended, and the Issuers with respect to such Rule 144A Global Notes have not been registered under the Investment Company Act of 1940, as amended, and these securities may not be offered or sold to any person absent an applicable exemption from registration requirements and any such offer or sale of these securities must be in accordance with Section 3(c)(7) of the Investment Company Act of 1940, as amended.”

(d) CUSIP. The Issuers shall cause each “CUSIP” number obtained for the Rule 144A Global Notes to have an attached “fixed field” that contains “3c7”, “144A” and any related indicators.

Section 2.09 Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee and the Issuers receive evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s and the Issuers’ requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.

(b) Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(c) In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its sole discretion may, instead of issuing a new Note, pay such Note.

(d) Upon the issuance of any new Note under this Section 2.09, the Issuers may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Note issued pursuant to this Section 2.09 in exchange for any mutilated Note or in lieu of any destroyed, lost, or stolen Note will constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost, or stolen Note shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f) The provisions of this Section 2.09 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes.

Section 2.10 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.09, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary of an Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.11 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer or any Guarantor or by any Affiliate of an Issuer or any Guarantor will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned will be so disregarded.

Section 2.12 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.13 Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee). Upon the written request of either Issuer, certification of the cancellation of all cancelled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global

Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

Section 2.14 Issuance of Additional Notes. The Issuers shall be entitled, from time to time, subject to their compliance with Section 4.10, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). Any issuance of Additional Notes shall be subject to all the provisions of Article IV and Article V, including, without limitation, Section 4.10. Additional Notes will be part of the same issue as the Notes offered hereby under this Indenture for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate pursuant to a resolution of their Board of Directors, copies of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

(c) whether such Additional Notes shall be issued in the form of Restricted Global Notes.

Section 2.15 CUSIP Numbers. The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.16 Defaulted Interest.

The Issuers shall pay interest on overdue payments of any redemption price, Change of Control Payment, principal and interest, from time to time on demand at the rate of interest borne by the Notes plus one percent, which interest shall accrue per annum from the required payment date. If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate equal to the then applicable interest rate on the Notes, plus one percent. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.16. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Holders list specified in Section 2.05 that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE III.

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed; and

(d) the redemption price.

Section 3.02 Selection of Notes to be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption in compliance with the requirements of DTC, or if such Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis.

In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that Notes of $1,000 or less shall be redeemed in whole and not in part and if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption. Notices of redemption shall be delivered electronically, if such Notes are held at DTC, or mailed by first class mail, at least 30 days but not more than 60 days prior to the redemption date, to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or X, respectively. Any redemption may, at the Issuers’ option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. Failure to give notice of redemption or any defect therein to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of this Indenture.

The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; provided, however, in the case of a Global Note, an appropriate notation will be made on such Global Note to decrease the principal amount thereof to an amount equal to the unredeemed portion of the principal amount thereof;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) the CUSIP number of each Note to be redeemed and the statement in Section 2.15; and

(i) any condition to such redemption as permitted by Section 3.07(e).

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers have delivered to the

Trustee, at least five Business Days prior to the mailing date of such notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03.

Section 3.04 Effect of Notice of Redemption. Subject to the terms of such notice of redemption (including any conditions contained therein), the portion of the principal amount of the Notes called for redemption become due and payable on the redemption date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. On and after the redemption date, unless the Issuers default in the payment of the applicable redemption price, interest shall cease to accrue on the portion of the principal amount of the Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price. Prior to 11:00 am Eastern Time on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly, and in any event within three Business Days after the redemption or purchase date, return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07 Optional Redemption. (a) At any time and from time to time prior to December 1, 2015, the Issuers may redeem the Notes with the net cash proceeds received by the Company from Equity Offerings at a redemption price equal to 107.000% of the principal amount of the Notes being redeemed, plus accrued but unpaid interest, if any, to, but not including, the applicable redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes); provided that:

(1) in each case the redemption takes place not later than 90 days after the consummation of the related Equity Offering; and

(2) not less than 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) issued under this Indenture remains outstanding immediately after such redemption (excluding the aggregate principal amount of all Notes then held by the Issuers or any of their Restricted Subsidiaries).

(b) At any time prior to December 1, 2015, the Issuers may redeem the Notes, in whole or in part, at their option, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date.

(c) At any time and from time to time on or after December 1, 2015, the Issuers may redeem the Notes, in whole or in part, at their option, upon not less than 30 days nor more than 60 days’ notice at a redemption price equal to the respective percentage of the principal amount of any Notes being redeemed set forth below during the twelve-month period beginning on December 1 of the year indicated below, plus accrued but unpaid interest, thereon, to, but not including, the applicable date of redemption:

Year	Percentage
2015	103.500%
2016	101.750%
2017	100.000%

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(e) Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

(f) If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders in respect of whose Notes will be subject to redemption by the Issuers.

(g) Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.08 Mandatory Redemption; Sinking Fund. The Issuers are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes for cash pursuant to the provisions in Sections 4.11 and 4.15. The Issuers may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

ARTICLE IV.

COVENANTS

Section 4.01 Payment of Notes. The Issuers shall pay or cause to be paid the principal of, premium on, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Trustee or Paying Agent, if other than an Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. Such Paying Agent shall return to the Issuers promptly, and in any event, no later than three Business Days following the date of payment, any funds (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday and no additional interest shall accrue for the intervening period.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Corporate Existence. Subject to Article V, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate or other existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or any such Restricted Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of each of the Issuers and its Restricted Subsidiaries;

provided, however, that neither Issuer shall be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its

Restricted Subsidiaries, if such Issuer shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the business of such Issuer and its Restricted Subsidiaries, taken as a whole and that its loss will not be disadvantageous in any material respect to the Holders.

Section 4.03 Maintenance of Office or Agency. The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co- registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.04 Reports. (a) Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuers shall file with the SEC (or otherwise provide to Holders as described below) within the dates set forth below:

(1) within 90 days (120 days in the case of the first fiscal year ending after the Issue Date) after the end of each fiscal year, annual reports of the Company containing the financial statements that prepared in accordance with GAAP that would be required to be contained in an Annual Report on Form 10-K if the Company was required to file such form under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that described the financial condition and results of operations of the Company and its consolidated Subsidiaries;

(2) within 45 days (60 days in the case of the first fiscal quarter ending after the Issue Date) after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing the unaudited financial statements prepared in accordance with GAAP that would have been required to be contained in a Quarterly Report on Form 10-Q if the Company was required to file such form under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that described the financial condition and results of operations of the Company and its consolidated Subsidiaries; and

(3) within 10 days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to holders of Indebtedness of the Company or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole;

provided, however, that such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC (other than any condensed consolidating footnote required by such rule).

(b) Notwithstanding the foregoing, the Company shall not be so obligated to file such reports with the SEC, so long as the Company makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case, at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to Section 4.04(a). To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

(c) At any time that any of the Subsidiaries are Unrestricted Subsidiaries, the quarterly and annual reports required by Section 4.04(a) will include a reasonably detailed presentation, if material, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) So long as the Notes are outstanding and the reports described in Section 4.04(a) are not filed with the SEC, the Company shall maintain a website (that may be password protected), which will require a confidentiality acknowledgement, and to which noteholders, prospective investors, broker-dealers and securities analysts are given access promptly after agreeing to treat such information as confidential and to which all of the reports and press releases required by this Section 4.04 are posted. The Company shall hold a conference call for the Holders and securities analysts to discuss such financial information no later than 15 calendar days after filing the annual financial information described in Section 4.04(a)(1) and after filing the quarterly financial information described in Section 4.04(a)(2). The Company shall announce any such conference call at least three business days in advance and not more than ten business days after filing of the foregoing financial information.

(e) To the extent not satisfied by the reports referred to in Section 4.04(a), the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(f) The Trustee shall have no responsibility whatsoever to determine whether any of the above filings or postings have occurred. Delivery of any information, documents and reports to the Trustee pursuant to this Section 4.04 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.05 Compliance Certificate. (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officers’ Certificate stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuers have complied with each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

Section 4.06 Taxes. The Issuers shall pay or cause to be paid, and shall cause each of its Restricted Subsidiaries to pay or cause to be paid, prior to delinquency, all material taxes, assessments, and governmental levies due and payable by the Issuers or such Restricted Subsidiaries, as applicable, except such as are contested in good faith and by appropriate proceedings or whether the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.07 Furnishing Guarantees. The Company shall cause each existing or future 100% wholly-owned Subsidiary to become a Guarantor (other than any Subsidiary that qualifies as an Unrestricted Subsidiary) by causing such Subsidiary, as promptly as practicable, but in any event not later than the date on which such Subsidiary becomes eligible to become a Guarantor, to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit G hereto and the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 4.08 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock except:

(A) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

(B) dividends or distributions payable to any of the Company or a Restricted Subsidiary;

(2) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any Parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, prior to maturity, or scheduled payment (except (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement or (b) any Indebtedness from the Company to Restricted Subsidiaries or from Restricted Subsidiaries to the Company); or

(4) make any Restricted Investment;

(any of the foregoing payments in clauses (1) through (4) of this Section 4.08(a) are referred to herein as a “Restricted Payment”), unless at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A) no Default shall have occurred and be continuing (or would immediately result from the Restricted Payment);

(B) the Company is able to incur an additional $1.00 of Indebtedness without violating the Consolidated Non-Funding Debt to Equity Ratio test under Section 4.10(a) after giving effect to such Restricted Payment; and

(C) the aggregate amount of all Restricted Payments made subsequent to the Issue Date (excluding all Permitted Payments described below (other than clauses (1) (without duplication of the declaration of the dividend or delivery of a redemption notice), (6), (11) and (12) of Section 4.08(b)) would not exceed the sum of:

(i) the sum, for the period from the beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending the last day of the Company’s most recently completed fiscal quarter for which the Company’s consolidated financial statements are available, with regard to each fiscal quarter during that period, of 50% of Consolidated Net Income (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii) the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of the Company’s Capital Stock or as the result of a merger or consolidation with another Person subsequent to the Issue Date or otherwise contributed to the Company’s equity subsequent to the Issue Date;

(iii) the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale, and conversion or exchange, by the Company or any Restricted Subsidiary of any Indebtedness subsequent to the Issue Date that has been converted into or exchanged for Capital Stock of the Company;

(iv) the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Company or its Restricted Subsidiaries by means of the sale or other disposition of Restricted Investments and repurchases and redemptions of such Restricted Investments, and repayments of loans or advances, and releases of guarantees which constitute Restricted Investments, in each case after the Issue Date; and

(v) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as the Company determines in good faith (other than to the extent of the amount of the Investment in such Unrestricted Subsidiary that constituted a Permitted Investment).

(b) The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(1) the payment of any dividend or distribution or the consummation of a redemption within 60 days after the date of declaration or notice if, at the date of such declaration or notice, the payment would have complied with the provisions of this Indenture;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity of the Company;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be incurred;

(4) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Preferred Stock of the Company or a Restricted Subsidiary;

(5) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(A) from Net Available Cash to the extent permitted under Section 4.11, but only if the Issuers shall have first complied with the terms of Section 4.11 and purchased all Notes tendered pursuant to any required offer to repurchase all the Notes; or

(B) to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied Section 4.15 and purchased all Notes tendered pursuant to the required offer to repurchase all the Notes; or

(C) consisting of Acquired Indebtedness (other than Indebtedness incurred to provide all or any portion of the funds utilized in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or by a Restricted Subsidiary);

(6) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company or of its Parent held by any of the Company’s, its Subsidiaries’ or its Parent’s present, former or future employees, directors or consultants either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this Section 4.08(b)(6) do not exceed $10.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of

$20.0 million in any fiscal year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Capital Stock of the Company and, to the extent contributed to the capital of the Company, Capital Stock of any of the Company’s Parents, in each case to any members of management, directors or consultants of the Company, any of its Subsidiaries or any of its Parents that occurred after the Issue Date; plus

(B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments made in previous calendar years pursuant to clauses (6)(A) and (B) of Section 4.08(b);

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company or any of its Parents or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or its Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 4.08 or any other provision of this Indenture;

(7) the declaration and payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, incurred in accordance with the terms of Section 4.10;

(8) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other such rights if such Capital Stock represents a portion of the exercise price thereof;

(9) payments by the Company or any Restricted Subsidiary to Parent (a) relating to any Parent Advances, whether such Parent Advances were made before or after the Issue Date and (b) under any of the Intercompany Agreements;

(10) purchases of the Company’s Capital Stock or Capital Stock of the Company or Parent to be awarded to employees, officers or directors under compensation or benefit plans;

(11) the declaration and payment by the Company of dividends on the common stock or common equity interests of the Company or any Parent following a public offering of such common stock or common equity interests, in an amount not to exceed 6% in any fiscal year of the aggregate proceeds received by or contributed to the Company in or from all such public offerings;

(12) payments by the Company, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of the issuance of fractional shares of such Capital Stock;

(13) Restricted Payments that are made with Excluded Contributions;

(14) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that for the most recently ended four fiscal quarters for which internal financial statements are available, after giving effect to such issuance on a pro forma basis the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.10(a);

(15) dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Securitization;

(17) so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments in an aggregate amount outstanding at the time made not to exceed $15.0 million; and

(18) so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments, so long as immediately after giving pro forma effect thereto and the application of net proceeds therefrom, Consolidated Non-Funding Debt to Equity Ratio of the Company and its Restricted Subsidiaries does not exceed 1.5 to 1.0.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be their face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by an Officer of the Company or by the Board of Directors of the Company acting in good faith.

Section 4.09 Limitations on Restrictions on Distributions from Restricted Subsidiaries.

(a) The Company will not, and will not permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(2) make any loans or advances to the Company or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction;

(b) Section 4.09(a) will not prohibit:

(1) any encumbrance or restriction pursuant to (a) any Credit Facilities or (b) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(2) any encumbrance or restriction pursuant to this Indenture, the Notes or the Guarantees;

(3) any encumbrance or restriction existing under or by reason of any applicable law, rule, regulation or order of any court or other governmental agency;

(4) any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness incurred as consideration in, or to provide the funds utilized to consummate, transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company);

(5) any encumbrance or restriction:

(A) that restricts in a customary manner the subletting, assignment or transfer of any (i) property or asset that is subject to a lease, license or similar contract or agreement, or (ii) license or other contract or agreement;

(B) contained in mortgages, pledges, charges or other security agreements permitted under this Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(6) any encumbrance or restriction existing pursuant to purchase money obligations or Capitalized Lease Obligations permitted for property acquired in the ordinary course of business;

(7) any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary pending the closing of such sale or disposition;

(8) customary provisions in leases, licenses, Joint Venture agreements and other similar agreements and instruments (including put and call arrangements and other restrictions on transfer);

(9) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(10) provisions in agreements evidencing Permitted Funding Indebtedness and restrictions or requirements created in connection with any Securitization Facility that are necessary or advisable to effect such Securitization Facility or applicable to any special purpose Subsidiary of the Company formed in connection any Securitization Facility;

(11) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.10 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than (i) those contained in the Credit Facilities as in effect on the Issue Date or (ii) in comparable financings and where either (a) the Company determines that such encumbrances or restrictions will not materially adversely affect the Company’s ability to make principal or interest payments on the Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(12) any encumbrance or restriction existing by reason of any lien permitted under Section 4.13; or

(13) any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness incurred pursuant to an agreement or instrument referred to in any of clauses (1) to (12) of this Section 4.09(b) or in this clause (13) (an “Initial Agreement”) or contained in any amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement or other modification to an Initial Agreement; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement(s) to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

Section 4.10 Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness if on the date of such incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Consolidated Non- Funding Debt to Equity Ratio of the Company and its Restricted Subsidiaries is not greater than 1.75 to 1.00.

(b) Section 4.10(a) will not prohibit the incurrence of the following Indebtedness (collectively, “Permitted Debt”):

(1) Indebtedness incurred pursuant to Credit Facilities in an aggregate principal amount not exceeding the greater of (A) $40.0 million and (B) 4.0% of Total Assets at the time of incurrence;

(2) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of this Indenture;

(3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary;

(4) The Company’s Indebtedness with regard to the Notes;

(5) Indebtedness that the Company or a Restricted Subsidiary incur to finance an acquisition or Indebtedness of a person that is acquired by, or merged or consolidated with, the Company or a Restricted Subsidiary if, after giving effect to the acquisition, merger or consolidation, either

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness without violating the Consolidated Non-Funding Debt to Equity Ratio test described above;

(B) the Consolidated Non-Funding Debt to Equity Ratio would not be greater after the acquisition, merger or consolidation than it was immediately prior to that event; or

(C) the Indebtedness is Acquired Indebtedness and the only obligors with regard to the Indebtedness will be the Persons who were obligors with regard to it before the acquisition, merger or consolidation;

(6) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7) Capital Lease Obligations or purchase money obligations in an aggregate principal amount which, together with all other then outstanding capital lease obligations and purchase money obligations, does not exceed the greater of (a) $10 million, and (b) 1.0% of the Company’s Total Assets when the Capital Lease Obligations or purchase money obligations are incurred;

(8) Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, customs, tax payment and similar bonds, and completion guarantees and warranties relating to liabilities, obligations or guarantees incurred in the ordinary course of business, (b) obligations to banks and other financial institutions with regard to checks and other instruments drawn against insufficient funds in the ordinary course of business if that Indebtedness is extinguished within five days after it is incurred, (c) customer deposits and advance payments received from customers in the ordinary course of business with regard to purchases of goods and services, (d) letters of credit, bankers’ acceptances, guarantees and similar instruments relating to liabilities or obligations incurred in the ordinary course of business, or (e) cash management, netting or setting off arrangements in the ordinary course of business;

(9) Guarantees, indemnifications, earn outs, purchase price adjustments and similar arrangements incurred in connection with the acquisition or disposition of businesses or assets (including Capital Stock of subsidiaries);

(10) Indebtedness in an aggregate principal amount that does not exceed 100% of the Net Cash Proceeds the Company receives from the issuance of the Company’s Capital Stock or from contributions to the Company’s capital after the date on which the Company first issues Notes (not including Net Cash Proceeds that are used to make Restricted Payments);

(11) Promissory Notes the Company or any of its Subsidiaries issued to current or former employees or directors of, or consultants to, the Company or any of its Subsidiaries that are not precluded by the covenant limiting Restricted Payments;

(12) Indebtedness incurred to finance insurance premiums or take-or-pay obligations in supply arrangements, incurred in the ordinary course of business;

(13) Permitted Funding Indebtedness;

(14) Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements or arising out of purchases of the remaining asset-backed securities of a Securitization Entity in order to relieve the Company or a subsidiary of the cost of servicing the Securitization Entity;

(15) Indebtedness incurred under the Lennar Revolving Credit Agreement;

(16) Parent Debt;

(17) Refinancing Indebtedness (including, in the case of the Notes and any Guarantee thereof) incurred in respect of any Indebtedness incurred pursuant to this clause (17) or clause (5) of Section 4.10(b) or incurred pursuant to Section 4.10(a); and

(18) Other Indebtedness not exceeding at any time $20 million in principal amount.

(c) For purposes of Section 4.10, accrued interest or dividends, accretion of accreted value, accretion or accrual of original issue discount, the payment of interest in the form of additional Indebtedness or the payment of dividends in the form of additional Capital Stock, or the reclassification of obligations as indebtedness because of a change in GAAP will not be treated as incurrence of Indebtedness. The amount of Indebtedness outstanding at any date will be (a) the accreted value of Indebtedness issued with original issue discount and, (b) the principal amount, or liquidation preference, of any other Indebtedness. The maximum amount of permitted Indebtedness that the Company and its Restricted Subsidiaries may incur will not be deemed violated because of fluctuations in currency exchange rates.

(d) The Company will not, and will not permit any Guarantor to, incur Indebtedness that is subordinated to any other of the Company’s or the Guarantor’s Indebtedness unless that Indebtedness is subordinated to the same extent to the Notes.

Section 4.11 Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the consideration received for the Asset Disposition is at least fair market value, as determined in good faith by an Officer or by the Company’s Board of Directors;

(2) at least 75% of the consideration from such Asset Disposition is in the form of cash or Cash Equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied:

(A) to the extent the Company or any Restricted Subsidiary elects, (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor, Indebtedness that is secured by a Lien or Permitted Funding Indebtedness (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary) within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; or (ii) to prepay, repay or purchase Pari Passu Indebtedness; provided that, to the extent the Company redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (ii), the Company will equally and ratably reduce obligations under the Notes as provided under Section 3.07, through open-market purchases (to the extent at or above par) or by making an offer to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to but not including the date of any repayment, on the principal amount of Notes that would otherwise be prepaid; or

(B) to the extent the Company or any Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment that is executed or approved within such time will satisfy this requirement, so long as the investment is consummated within 180 days of such 365th day;

provided that, pending the final application of any such Net Available Cash in accordance with clauses (A) or (B) of Section 4.11(a)(3), the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including Permitted Funding Indebtedness) or otherwise use such Net Available Cash in any manner not otherwise prohibited by this Indenture.

(b) Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in Section 4.11(a) will be deemed to constitute “Excess Proceeds.” On the 366th day after the later of an Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will be required to make an offer (“Asset Disposition Offer”) within 10 Business Days to all Holders of Notes issued under this Indenture and, to the extent the Company elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Notes in an amount equal to 100% of the principal amount of the Notes plus accrued but unpaid interest to, but not including, the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. The Issuers will deliver or cause to be delivered notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of The Depository Trust Company, or any successor securities clearing agency, describing the transaction(s) that constitute the Asset Disposition and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice.

(c) To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn in response to an Asset Disposition Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of the Notes and Pari Passu Indebtedness tendered and not properly withdrawn in response to an Asset Disposition Offer exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d) For the purposes of clause (2) of Section 4.11(a), each of the following will be deemed to be cash:

(1) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise (other than the Company’s or a Guarantor’s Subordinated Indebtedness) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liabilities;

(2) securities, notes or other obligations received from the transferee that are converted by the Company or a Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of Indebtedness in connection with such Asset Disposition;

(4) consideration consisting of the Company’s Indebtedness (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(5) any Designated Non-Cash Consideration received in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.11 that is at that time outstanding, in a principal amount not to exceed the greater of $60.0 million and 6.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(e) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company’s obligations described in this Indenture by virtue of such compliance.

Section 4.12 Limitation on Affiliate Transactions.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million unless:

(1) the terms of the Affiliate Transaction taken as a whole are not materially less favorable to the Company or its Restricted Subsidiary than could be obtained in a comparable arm’s length transaction with a Person who is not an Affiliate of the Company; and

(2) in the event the Affiliate Transaction involves an aggregate value in excess of $25.0 million, the terms of such transaction have been approved by an Officer or a majority of the members of the Company’s Board of Directors.

(b) The provisions of Section 4.12(a) will not apply to:

(1) any Restricted Payment permitted to be made pursuant to Section 4.08 any Permitted Payment or any Permitted Investment;

(2) transactions or payments by the Company or a Restricted Subsidiary, including the award of securities, pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business or approved by an Officer or the Company’s Board of Directors;

(3) any Management Advances and any waiver or transaction with respect thereto;

(4) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries;

(5) the payment, by the Company or by a Restricted Subsidiary, of reasonable and customary regular fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, the Company’s directors or the directors of such Restricted Subsidiary, respectively, who are not employees of ours or of such Restricted Subsidiary, respectively;

(6) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the terms of the amended, modified or new agreements, taken as a whole, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture;

(7) any customary transaction with a Securitization Entity effected as part of a Securitization;

(8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or to the relevant Restricted Subsidiary in the reasonable determination of an Officer or the Company’s Board of Directors or the management of the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9) any transaction between the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Company or an associate or similar entity solely because the Company or a Restricted Subsidiary or any Affiliate of ours or of a

Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, associate or similar entity;

(10) issuances or sales of Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection with any such issuances or any contribution to capital of the Company or any Restricted Subsidiary;

(11) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.12(a);

(12) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to such equityholders agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause (12) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;

(13) any transactions or payments pursuant to any of the Intercompany Agreements;

(14) any purchases by Affiliates of the Company of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not Affiliates of the Company; provided that such purchases by Affiliates of the Company are on the same terms as such purchases by such Persons who are not Affiliates of the Company; and

(15) the provision of mortgage brokerage and servicing, investment management and similar services to Affiliates and the provision of real estate brokerage, appraisal and valuation and similar services by Affiliates to the Company not prohibited by this Indenture that are fair to the Company and its Restricted Subsidiaries (as determined in good faith by an Officer or the Company’s Board of Directors) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined in good faith by an Officer or the Company’s Board of Directors).

Section 4.13 Limitation on Liens.

(a) The Company will not, nor will the Company permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of the

Company’s or its properties or assets, whether owned on the Issue Date or thereafter acquired, unless:

(1) if such Lien secures Indebtedness ranking equal in right of payment with the Notes, then the Notes are secured by a Lien on the same properties or assets on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien;

(2) if such Lien secures Indebtedness which is subordinated to the Notes, then the Notes are secured by a Lien on the same properties or assets and the Lien securing such Indebtedness is subordinated to the Lien granted to the Holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes; or

(3) such Lien is a Permitted Lien.

Section 4.14 Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Similar Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole. Co-Issuer may not own any material assets or other property, other than Indebtedness or other obligations owing to Co-Issuer by the Company and its Restricted Subsidiaries and Cash Equivalents, or engage in any trade or conduct any business other than treasury, cash management, hedging and cash pooling activities and activities incidental thereto. Co-Issuer will not incur any material liabilities or obligations other than its obligations pursuant to the Notes and pursuant to other Indebtedness permitted to be incurred by the Company or any Guarantor and liabilities and obligations pursuant to business activities permitted by this Section 4.14. Co-Issuer shall be a Restricted Subsidiary of the Company at all times.

Section 4.15 Offer to Purchase Upon Change of Control.

(a) If a Change of Control Triggering Event occurs, unless the Issuers have exercised the option to redeem the Notes by notifying the noteholders to that effect as provided in Section 3.07, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $1,000 or integral multiples of that amount) of that Holder’s Notes on the terms set forth in the Notes. In a Change of Control Offer, the Issuers will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes that are repurchased to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to Holders of the Notes, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

(b) On each Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent provided for in this Indenture to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.

(c) The Issuers will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

(d) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations, in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuers will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in response to a Change of Control Offer and the Issuers, or any third party making the Change of Control Offer in lieu of the Issuers as provided in Section 4.15(c), purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued but unpaid interest to but not including the date of redemption set forth in such notice.

Section 4.16 Limitations on Guarantees by Restricted Subsidiaries.

(a) The Company will not permit any of its Restricted Subsidiaries, that is not either (i) a Guarantor or (ii) a Securitization Entity, to incur any Non-Funding

Indebtedness (other than Preferred Stock) or Guarantee the payment of any loan facilities or debt securities of the Company or any other Guarantor that are Non-Funding Indebtedness in each case unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, substantially in the form of Exhibit D hereto, providing for a senior Guarantee by such Restricted Subsidiary; provided that:

(A) if such Non-Funding Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Non-Funding Indebtedness shall be subordinated in right of payment to such Guarantee with respect to the Notes substantially to the same extent as such Non-Funding Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee of the Notes; and

(B) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Non-Funding Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Non-Funding Indebtedness substantially to the same extent as the Notes or the Guarantor’s Guarantee are subordinated to such Non-Funding Indebtedness; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of all obligations under this Indenture; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that:

(A) such Guarantee has been duly executed and authorized; and

(B) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(b) The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period provided in Section 4.16(a).

Section 4.17 Suspension of Covenants on Achievement of Investment Grade Status. (a) Following the first day on which:

(1) the Notes have achieved Investment Grade Status; and

(2) no Default or Event of Default has occurred and is continuing under this Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.14 and 4.16 (collectively, the “Suspended Covenants”).

(b) If at any time the Notes cease to have Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture, unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status and no Default or Event of Default is in existence). The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

(c) On the Reversion Date, all Indebtedness incurred during the Suspension Period will be deemed to have been incurred pursuant to Section 4.10(a) or one of the clauses set forth in Section 4.10(b). To the extent such Indebtedness would not be so permitted to be incurred pursuant to clauses (a) and (b) of Section 4.10, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.10(b)(5)(B). On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens. Calculations made after the Reversion Date of the amount available to be made after the Reversion Date as Restricted Payments under Section 4.08 will be made as though the covenants described under Section 4.08 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made after the Reversion Date as Restricted Payments under Section 4.08(a). In addition, any future obligation to grant further Guarantees shall be released. All such further obligations to grant Guarantees shall be reinstated upon the Reversion Date.

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary (other than a Principal Guarantor) to be an Unrestricted Subsidiary if that designation would not cause a Default to exist and (a) the Subsidiary is a party to a repurchase obligation financing line or similar financing agreement that constitutes Permitted Funding Indebtedness or Permitted Securitization Indebtedness and that limits or prohibits the ability of that subsidiary to guarantee indebtedness, or (b) the Subsidiary (i) is prohibited, in the reasonable judgment of Senior Management of the Company, from guaranteeing the Notes by any applicable law, regulation or contractual restriction and which, in the case of any such contractual restriction, in the reasonable judgment of Senior Management of the Company, cannot be removed through commercially reasonable efforts and (ii) incurs or would incur only indebtedness that is Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company will be in default of Section 4.10.

Section 4.19 Intercompany Agreements. On or prior to November 30, 2013, the Company and Lennar shall enter into each of the Lennar Revolving Credit Agreement, the Support Services Agreement and the Tax Reimbursement Agreement, in each case on terms substantially consistent with the terms described in the Offering Memorandum.

Section 4.20 Investment Company Act. For so long as the Notes remain outstanding, the Issuers will not, and will not permit the Guarantors to be or become an investment company required to be registered, but not registered, under the Investment Company Act of 1940, as amended.

ARTICLE V.

SUCCESSORS

Section 5.01 Merger and Consolidation of the Company.

(a) The Company will not consolidate with or merge with or into, or sell or lease its assets substantially as an entirety to, a Person unless:

(1) the resulting corporation or the person that acquires or leases the Company’s assets (if not the Company) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes all of the Company’s obligations under the Notes and all the covenants in this Indenture;

(2) immediately after the transaction, no Event of Default or event that, after notice or lapse of time or both, would be an Event of Default, will have occurred and continue;

(3) immediately after giving effect to such transaction, either (a) the Company would be able to incur at least an additional $1.00 of Indebtedness pursuant to Section 4.10(a) or (b) the Consolidated Non-Funding Debt to Equity Ratio of the Company and

its Restricted Subsidiaries would not be greater than it was immediately prior to giving effect to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease of the Company’s assets substantially as an entity and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company, provided that in giving an Opinion of Counsel, counsel may rely on an Officers’ Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) of this Section 5.01.

Section 5.02 Merger and Consolidation of Guarantors and the Co-Issuer. (a) Neither a Guarantor nor the Co-Issuer may:

(1) consolidate with or merge with or into any Person; or

(2) sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person; or

(3) permit any Person to merge with or into such Guarantor or the Co-Issuer, as applicable;

unless:

(A) the other Person is the Company or any Guarantor, or becomes a Guarantor or the Co-Issuer, as applicable, concurrently with the transaction;

(B)(i) either (x) such Guarantor or the Co-Issuer, as applicable, is the continuing Person, (y) if the consolidation, merger or sale involves a Guarantor, the resulting, surviving or transferee Person expressly assumes all of the obligations of such Guarantor under its Guarantee of the Notes or (z) if the consolidation, merger or sale involves a Co-Issuer, the resulting, surviving or transferee Person expressly assumes all of the obligations of the Co-Issuer as an issuer of the Notes; and (ii) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of such Guarantor or the Co-Issuer, as applicable, or the sale or disposition of all or substantially all the assets of the Guarantor or the Co-Issuer, as applicable, (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture;

provided that in the case of the Co-Issuer consolidating with, or merging into any Person, the surviving entity is a corporation if the Company is not a corporation at such time under the laws of the United States of America, any state of the United States of America or the District of Columbia.

Section 5.03 Successor Corporation Substituted. Upon any consolidation with or merger with or into, or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the Company’s assets to any Person, in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation with or merger into or with which the Company is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the Company’s assets is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance, assignment, transfer or other disposition, the provisions of this Indenture and the Notes referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as an Issuer herein and therein, and in such event the Company will be automatically be released and discharged from its obligations under this Indenture and the Notes; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes or any obligation under this Indenture in the case of a lease of all or substantially all of its assets.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” occurs if:

(1) there is a default by the Issuers in the payment when due of interest on the Notes, which default continues for a period of 30 days;

(2) there is a default by the Issuers in the payment when due of the principal or redemption price or repurchase price due with respect to the Notes;

(3) there is a default by the Issuers or any Principal Guarantor with respect to its obligation to pay Indebtedness for money borrowed by the Issuers or a Restricted Subsidiary (other than any Non-Recourse Indebtedness incurred by the Issuers or a Principal Guarantor), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $30 million;

(4) there is a failure to comply with Section 5.01 and 5.02 and Section 4.15 for 30 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes;

(5) there is a failure to perform any other covenant or warranty of the Issuers herein, which continues for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes;

(6) final judgments or orders are rendered against the Issuers or any Principal Guarantor which require the payment by the Issuers or any Principal Guarantor of an amount (to the extent not covered by insurance) in excess of $30 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings;

(7) any Issuer or a Principal Guarantor or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a significant subsidiary (as that term is defined in Rule 1-02(w) of SEC Regulation S-X) of the Company:

(A) commences a voluntary case or proceeding under any applicable Bankruptcy Law;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding under any applicable Bankruptcy Law;

(C) consents to the appointment of a custodian, trustee in bankruptcy or monitor of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law: (A) for relief in an involuntary case against the Issuers or any Principal Guarantor; (B) appointing a Custodian of the Issuers or any Principal Guarantor or for any substantial part of its or their respective property; or (C) ordering the winding up or liquidation of the Issuers or any Principal Guarantor; and the order or decree remains unstayed and in effect for 60 days.

Each of the occurrences described in clauses (1) through (8) of this Section 6.01 will constitute an Event of Default whatever the reason for the occurrence and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) and (5) of this Section 6.01 is not an Event of Default until either (i) the Trustee on behalf of the Holders or (ii) the Holders of at least 25% in principal amount of the then outstanding Notes with regard to which the Issuers has failed to comply with a covenant or agreement, notify the Issuers and the Trustee, of the Default and the Issuers does not cure the Default within 30 days or 60 days, as applicable, after the giving of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Issuers will deliver to the Trustee, promptly after it occurs, written notice in the form of an Officers’ Certificate of any event of which the Issuers is aware which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuers is taking or proposes to take with respect to it.

Section 6.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default described in clause (7) or (8) of Section 6.01) occurs and is continuing, unless the principal of the Notes has already become due and payable, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Issuers and the Trustee, may declare the outstanding principal of the Notes and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. Upon such a declaration, such outstanding principal amount and accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing, the outstanding principal amount of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all of the Notes, by notice to the Issuers and the Trustee (and without notice to any other Holder), may rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the outstanding principal amount of any of the Notes that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuers, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Issuers, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

The Trustee shall, within 90 days after a Trust Officer has actual knowledge of the occurrence of a Default or any Event of Default, transmit by first-class mail to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all Defaults or Events of Default known to such Trust Officer, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of default in the payment of the principal, interest, Redemption Price or Repurchase Price, as the case may be, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to the limitations specified herein.

Section 6.03 Other Remedies. If an Event of Default as to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision under this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any securityholder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all the Notes, by written notice to the Issuers and the Trustee, may consent to the waiver of any past Default with regard to the Notes and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, Notes (other than a payment of principal that is due solely because of acceleration due to the Default that is being waived, other than a Default that cannot otherwise be waived), (ii) a failure to redeem or repurchase any Notes as required under this Indenture or (iii) a default in respect of a covenant or a provision that under Section 9.02 cannot be modified or amended without the consent of the Holders of all Notes then outstanding. The defaults described in clauses (i), (ii) and (iii) in the previous sentence may be waived with the consent of each Holder of the Notes affected. When a Default or Event of Default is waived, it is deemed cured and not continuing, but no waiver will extend to any subsequent or other Default or impair any consequent right. Without limiting the provisions of Section 7.06, the Trustee shall be compensated by the Issuers for all costs and expenses incurred by it in connection with any action taken by it pursuant to this Section 6.04.

Section 6.05 Control by Majority. The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with regard to the Notes or of exercising any trust or power conferred on the Trustee with regard to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action as a result of a direction given under this Section 6.05, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking that action.

Section 6.06 Payments of Notes on Default; Suit Therefor. The Issuers covenant that upon the occurrence of an Event of Default described in Section 6.01(1) or (2), then, upon demand of the Trustee, the Issuers will pay to the Trustee, for the benefit of the Holders, the whole amount that will then have become due and payable on all such Notes for principal, premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on the overdue installments of interest at the rate borne by the Notes, plus one percent; and, in addition, such further amount as will be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Issuers may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

Section 6.07 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity or security reasonably satisfactory to the Trustee against any cost, loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and the Event of Default has not been waived; and

(5) the Trustee has received no inconsistent direction from the Holders of a majority in principal amount of the Notes then outstanding during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest, if any, specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal, premium, if any, and interest remaining unpaid (together with interest on that unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

Section 6.10 Restoration of Positions. If a judicial proceeding by the Trustee or a Holder to enforce any right or remedy under this Indenture is dismissed or decided favorably to the Issuers, except as otherwise provided in the judicial proceeding, the Issuers, the Trustee and the Holders will be restored to the positions they would have been in if the judicial proceeding had not been instituted.

Section 6.11 Priorities. If the Trustee collects any money pursuant to this Article VI with respect to the Notes, it will pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to the Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

THIRD: to the Issuers.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.11. At least 15 days before the record date, the Issuers will mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of in aggregate more than 10% in principal amount of the Notes then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note held by that Holder on or after the due date provided in the Note.

Section 6.13 Stay, Extension or Usury Laws. The Issuers agree (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any subsequent time in force, which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, and/or interest on any of the Notes as contemplated in this Indenture, or which may affect the covenants or performance of this Indenture, and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law and agree that they will not hinder, delay or impede the execution of any power granted to the Trustee in this Indenture, but (to the extent that the Issuers may lawfully do so) will suffer and permit the execution of any such power as though no such law had been enacted.

ARTICLE VII.

TRUSTEE

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (e) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Except as otherwise provided in this Indenture, before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

(e) In no event shall the Trustee, including in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder or thereunder.

(h) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(i) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(j) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes (except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes upon the receipt of an Authentication Order pursuant to Section 2.02 and perform its obligations hereunder), it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

The Trustee shall not be responsible for calculating the Applicable Premium or determining whether such amount is due.

Delivery of reports, information and documents to the Trustee under Article IV is for informational purposes only and the Trustee’s receipt or constructive receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the related Officers’ Certificate). The Trustee also is not obligated to confirm that the Issuers have complied with its obligations contained in Section 4.04 to post such reports and other information on its website.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and a Trust Officer is informed of such occurrence by any Issuer or any Holder, the Trustee shall send to each Holder a notice of the Default or Event of Default within 90 days after being notified by any Issuer or any Holder. Except in the case of a Default or Event of Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders. The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuers are taking or propose to take in respect thereof.

Section 7.06 Compensation and Indemnity. (a) The Issuers shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed to in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursements, advances and expenses as shall be determined to have been caused by its own negligence or willful misconduct. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers will indemnify the Trustee and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers shall not pay for any settlement made without its consent (not to be unreasonably withheld).

(c) The obligations of the Issuers under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Issuers’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes. Such Lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(e) When the Trustee incur expenses or render services after an Event of Default specified in clause (5) or (6) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee, as will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition (at the expense of the Issuers) any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee, provided such successor corporation shall otherwise be qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any parties hereto.

Section 7.09 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

ARTICLE VIII.

LEGAL AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at any time at their option elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02 Legal Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and cured of all then existing Defaults and Events of Defaults on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02 and to have satisfied all their other obligations under such Notes and this Indenture except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;

(2) the Issuers’ obligations with respect to such Notes under Article II and Section 4.03;

(3) the rights, powers, trusts, duties, immunities and indemnities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(4) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise the option under this Section 8.02 notwithstanding the prior exercise of the option under Section 8.03. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.

Section 8.03 Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under Sections 4.04, 4.05, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.18, and clause (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.

In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default set forth in clauses (3) (only with respect to the defeased covenants set forth in this Section 8.03), (4), (5) (with respect only to the Company and the Principal Guarantors), (8) (other than with respect to either Issuer), or (8) of Section 6.01.

Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient in the opinion of a firm of independent certified public accountants to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of an election under Section 8.02, the Company must deliver to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:

(A) the Company have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions, qualifications and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(4) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company or others; and

(5) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer or a Subsidiary thereof acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers. Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of the obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder;

(b) to make any change that does not materially adversely affect the rights of any Holder;

(c) to comply with Article V;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

(e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary for this Indenture to comply with the TIA, or under any similar federal statute hereafter enacted.

After an amendment under this Section 9.01 becomes effective, the Company will mail to the Holders a notice briefly describing the amendment. The failure to give such notice to all Holders, or any defect in a notice, will not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of Holders of Notes. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any Holder. However, without the consent of the Holder so affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(a) extend the stated maturity of any Note; reduce the rate or extend the time for the payment of interest on any Note; reduce the principal amount of any Note or the redemption price, or change the time at which or the circumstances under which the Notes may or must be redeemed; impair the right of a Holder to receive payment of principal of or interest on such Holder’s Notes on or after the due dates of such Notes or to institute suit for the payment of any Note; or change the currency in which the Notes are payable;

(b) reduce the percentage of Notes required to consent to an amendment, supplement or waiver;

(c) release any Guarantor except as provided in Article X; or

(d) make any change in Section 6.02 or Section 6.04 or the second sentence of this Section 9.02.

It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver.

Section 9.03 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder will bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to the Holder’s Note or portion of a Note. For a revocation to be effective, the Trustee must receive notice of the revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it will bind every Holder of every Note.

Section 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of the Notes, the Trustee may require the Holder of a Note to deliver the Holder’s Note to the Trustee, who will place an appropriate notation about the amendment, supplement or waiver on the Note and will return it to the Holder. Alternatively, the Company may, in exchange for the Note, issue, and the Trustee will authenticate, a new Note that reflects the amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc. The Trustee will sign any amendment, supplement or waiver authorized pursuant to Article II or this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect those rights, liabilities or immunities, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the amendment or supplement is approved by an appropriate resolution of the Board of Directors and is the legal valid and binding obligation of the Issuers.

In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and shall receive, and shall be fully protected in relying upon, in addition to the documents required by Section 12.02, an Officers’ Certificate and an Opinion of Counsel each stating that such amendment is authorized or permitted by this Indenture.

ARTICLE X.

DISCHARGE OF INDENTURE

Section 10.01 Termination of the Issuers’ Obligations. When (1) the Issuers shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, whether at stated maturity or upon redemption and the Issuers shall deposit with the Trustee, in trust, monies and/or U.S. Government Obligations sufficient to pay at the Maturity Date or Redemption Date, as applicable, all sums which will become due with regard to all Notes theretofore authenticated (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled or delivered to the Trustee for cancellation, including the principal amount and interest accrued to the Maturity Date or Redemption Date, as applicable, and if the Issuers shall also pay or cause to be paid all other sums payable hereunder by the Issuers, then this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Holders to receive payments of the principal amount, including interest due with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee under this Indenture with respect to the Notes), and the Trustee, on demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 8.3 and at the cost and expense of the Issuers, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes; the Issuers, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee, in connection with this Indenture or the Notes.

Section 10.02 Application of Trust Money. Subject to Section 8.04, the Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It will apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest, if any, on the Notes with regard to which the money or U.S. Government Obligations were deposited.

Section 10.03 Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Issuers to the Trustee to take any action under Section 8.01, the Issuers shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each such Officers’ Certificate and Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall comply with the provisions of Section 12.03.

Section 10.04 Repayment to the Issuers. The Trustee and the Paying Agent will promptly pay to the Issuers upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent will pay to the Issuers upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years. After such payment, all liability of the Trustee and the Paying Agent with respect to that money will cease.

Section 10.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture shall be revived and reinstated with respect to the Notes as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Issuers makes any payment of principal amount or Redemption Price of or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XI.

GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article XI, each Guarantor hereby jointly and severally, irrevocably and unconditionally, guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) all obligations of the Issuers to the Holders or the Trustee under the Note Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each of the Guarantors hereby agrees that, subject to Section 11.02, its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, a Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or a Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e) The Guarantee issued by any Guarantor shall be a general senior unsecured obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Pari Passu Indebtedness of such Guarantor, if any.

(f) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.02 Limitations on Guarantor Liability.

Each of the Guarantors, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 11.03 Execution and Delivery of Guarantee.

To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit G hereto. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of an officer or agent of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

If an officer or agent of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates a Note to which such Guarantee relates or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 11.05 Releases.

(a) A Guarantee by a Guarantor under this Indenture and the Notes shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee shall be required for the release of such Guarantor’s Guarantee:

(1) upon the sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor which results in such Guarantor no longer being a Subsidiary of the Company or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture,

(2) upon the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary,

(3) upon defeasance or discharge of the Notes, as provided in Article VIII or Article X,

(4) to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of the guarantee referred to in such clause,

(5) upon such Guarantor being released from all of its obligations under all of its Guarantees of payment by the Company of any Non-Funding Indebtedness of the Company under all loan facilities and debt securities of the Issuers (it being understood that a release subject to reinstatement shall be considered a release), or

(6) upon the achievement by the Notes of Investment Grade Status from at least two of the Rating Agencies; provided that such Guarantee shall be reinstated upon the Reversion Date, if any.

The Trustee, on demand of and at the expense of the Issuers along with an Officers’ Certificate and an Opinion of Counsel, shall execute proper instruments acknowledging the release of the Guarantee.

(b) At the written request of the Issuers, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

ARTICLE XII.

MISCELLANEOUS

Section 12.01 Notices. Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers:

Rialto Holdings, LLC

790 Northwest 107th Avenue

Suite 400

Miami, Florida 33172

Facsimile No.: (305) 485-4111

Attention: Liat Heller, General Counsel

With a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Facsimile No.: (212) 536-3901

Attention: David W. Bernstein

If to the Trustee:

Wells Fargo Bank, National Association

7000 Central Parkway, Suite 550

Atlanta, GA 30328

Facsimile No.: (770) 551-5118

Email: Stefan.victory@wellsfargo.com

Attention: Corporate Trust Services

Each of the Issuers and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next day delivery to its address as it appears on the registration books of the Registrar; provided that notices given to Holders holding Notes in book-entry form may be given through the facilities of the Depositary or any successor depository.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.02 Electronic Instructions/Directions. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If a party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers’ Certificate).

Section 12.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.4, shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.06 Legal Holidays. If any payment date is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day with the same force and effect as if made on the date that the relevant payment was due, and no interest shall accrue for the intervening period.

Section 12.07 Governing Law. THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York, in any action or proceeding arising out of or relating to this Indenture.

Section 12.08 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09 No Personal Liability. No director, officer, employee, incorporator, stockholder or partner, as such, past, present or future, of the Issuers, any of its successor corporations or any Subsidiary of the foregoing shall have any liability for any Obligations of the Issuers under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 12.10 Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their successors and permitted assigns. All agreements of the Trustee in this Indenture shall bind its successors and permitted assigns.

Section 12.11 Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.12 Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.13 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.15 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first above written.

RIALTO HOLDINGS, LLC
By:	Lennar Corporation, its sole member

By:	/s/ Diane Bessette
Name: Diane Bessette
Title: Vice President and Treasurer

RIALTO CORPORATION

By:	/s/ Liat Heller
Name: Liat Heller Title: General Counsel and Chief Compliance Officer
RIALTO INVESTMENTS, LLC

By:	/s/ Mark Sustana
Name: Mark Sustana Title: Vice-President and Secretary
Authorized signatory for each of the other Guarantors listed on Schedule I hereto

By:	/s/ Thekla Salzman
Name: Thekla Salzman Title: Chief Financial Officer, Chief Administrative Officer, Treasurer, Secretary, Assistant Secretary or Authorized Officer of the Sole Member

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory Title: Vice President

SCHEDULE I

TO THE INDENTURE

Rialto Capital Management, LLC

Lennar Cobra, LLC

Rialto Capital Advisors, LLC

Rialto Capital Advisors of New York, LLC

Rialto Capital Partners, LLC

Rialto Capital Services, LLC

Rialto Capital Servicing, LLC

RIALTO MEZZ HOLDINGS, LLC

Rialto Mortgage Finance, LLC

RMF Alliance, LLC

RMF Commercial, LLC

RMF PR New York, LLC

Rialto REGI, LLC

Rialto RL CML 2009-1, LLC

Rialto RL RES 2009-1, LLC

RL BB FINANCIAL, LLC

RL BB 2012 LT1-KY, LLC

RL BB 2012 LT1-NC KM, LLC

RL BB 2012 LT1-SC KFM PROPERTIES, LLC

RL BB 2012 LT1-SC KFM, LLC

RL BB 2012 LT1-SC LPP, LLC

RL BB 2012 LT1-SC RMP, LLC

RL BB 2012 LT1-SC SPP, LLC

RL BB 2012 LT1-SC SWIII, LLC

RL BB 2012 LT1-SC SWV, LLC

RL BB 2012 LT1-SC SWVI, LLC

RL BB6-FL PAU, LLC

RL BB-FL ALHI, LLC

RL BB Clearwater, LLC

RL BB Ocala, LLC

RL BB-AL, LLC

RL BB-FL Hillsborough, LLC

RL BB-GA, LLC

RL BB-IL, LLC

RL BB-IN KRE OP, LLC

RL BB-IN KRE RE, LLC

RL BB-IN KRE, LLC

RL BB-MD CSM, LLC

RL BB-MD RML, LLC

RL BB-MS, LLC

RL BB-NC BOL 18, LLC

RL BB-NC BOL, LLC

RL BB-NC BSA, LLC

Schedule I to the Indenture

RL BB-NC CCR, LLC

RL BB-NC FCI, LLC

RL BB-NC, LLC

RL BB-OH, LLC

RL BB-SC Brooksa, LLC

RL BB-SC CLR II, LLC

RL BB-SC CLR III, LLC

RL BB-SC CLR IV, LLC

RL BB-SC CLR V, LLC

RL BB-SC CLR VI, LLC

RL BB-SC CLR, LLC

RL BB-SC CRRC, LLC

RL BB-TN BRISTOL, LLC

RL BB-TN RACEDAY TOWER, LLC

RL BB-TN, LLC

RL BB-TX, LLC

RL BB-WV, LLC

RL CMBS Investor, LLC

RL REGI FINANCIAL, LLC

RL REGI ALABAMA, LLC

RL REGI ARKANSAS, LLC

RL REGI FLORIDA, LLC

RL REGI-TN SPRINGHILL, LLC

RL REGI GEORGIA, LLC

RL REGI KANSAS, LLC

RL REGI LOUISIANA, LLC

RL REGI MISSISSIPPI, LLC

RL REGI MISSOURI, LLC

RL REGI NORTH CAROLINA, LLC

RL REGI SOUTH CAROLINA, LLC

RL REGI TENNESSEE, LLC

RL REGI VIRGINIA, LLC

RL REGI-AL Carrington, LLC

RL REGI-AL HMS, LLC

RL REGI-AL HP, LLC.

RL REGI-AR GBE, LLC

RL REGI-FL APOPKA, LLC

RL REGI-FL CRC, LLC

RL REGI-FL CUTLER RIDGE, LLC

RL REGI-FL ESH, LLC

RL REGI-FL FT. PIERCE, LLC

RL REGI-FL GDL, LLC

RL REGI-FL ITALIA, LLC

RL REGI-FL PASCO COUNTY, LLC

RL REGI-FL RDI, LLC

RL REGI-FL RUSKIN, LLC

Schedule I to the Indenture

RL REGI-FL SARASOTA, LLC

RL REGI-FL SARASOTA, LLC

RL REGI-FL TPL, LLC

RL REGI-FL VARC, LLC

RL REGI-GA AS VILLAS, LLC

RL REGI-GA DRAD, LLC

RL REGI-GA HAY DB, LLC

RL REGI-GA KGI, LLC

RL REGI-GA MHU, LLC

RL REGI-GA RLR, LLC

RL REGI-KS Conquest, LLC

RL REGI-MO BRANSON, LLC

RL REGI-MO GMB, LLC

RL REGI-MO MOSCOW MILLS, LLC

RL REGI-MO PIN OAK, LLC

RL REGI-MS Double H, LLC

RL REGI-MS OCEAN SPRINGS, LLC

RL REGI-NC CIL, LLC

RL REGI-NC CSP, LLC

RL REGI-NC GTREE, LLC

RL REGI-NC Little Wing, LLC.

RL REGI-NC Mland, LLC

RL REGI-NC MLD, LLC

RL REGI-NC RALEIGH, LLC

RL REGI-NC RFP, LLC

RL REGI-NC SUGARM, LLC

RL REGI-NM, LLC

RL REGI-SC CTL, LLC

RL REGI-SC DDBS, LLC

RL REGI-SC LAKE E, LLC

RL REGI-SC TCS, LLC

RL REGI-SC TDG, LLC

RL REGI-SC TIG, LLC

RL REGI-TN GVC, LLC

RL REGI-TN OAK, LLC

RL REGI-TN Sevierville, LLC

RL REGI-TN SPRINGHILL, LLC

RL REGI-TN WILLIAMSON, LLC

RL REGI-VA GLENA, LLC

Schedule I to the Indenture

Exhibit A

[FORM OF NOTE]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Exhibits to Indenture]

Exhibit A

RULE 144A [GLOBAL] NOTE

CUSIP:

ISIN:             1

7.000% Senior Notes due 2018

No.	$

[or such other principal amount as shall be

set forth in the Schedule of Exchanges of Interests

in the Global Note attached hereto]2

RIALTO HOLDINGS, LLC

RIALTO CORPORATION

promises to pay to [CEDE & CO.]3 or registered assigns the principal sum of $                                     (                                     DOLLARS) [or such other principal amount as shall be set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 on December 1, 2018.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Dated:             , 20__

[1]	144A ISIN: US762515AA27
144A CUSIP: 762515 AA2
[2]	Insert in Global Notes.
[3]	Insert in Global Notes.
[4]	Insert in Global Notes.

[Exhibits to Indenture]

Exhibit A Page 3

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

RIALTO HOLDINGS, LLC

By:
Name: Title:
RIALTO CORPORATION

By:
Name: Title:

Dated:

[Exhibits to Indenture]

Exhibit A Page 4

This is one of the Notes referred to

in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:                                                                               Dated:

                Authorized Signatory

[Exhibits to Indenture]

Exhibit A

[Back of Note]

7.000% Senior Notes due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Rialto Holdings, LLC, a Delaware limited liability company (the “Company”), and Rialto Corporation, a Delaware corporation (together with the Company, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 7.000% per annum from and including November 14, 2013 until maturity. The Issuers shall pay interest, if any, in cash semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be June 1, 2014. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes, plus one percent, to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate equal to the then applicable interest rate on the Notes, plus one percent, to the extent lawful.

Payments of the redemption price, Change of Control Payment, principal and interest that are not made when due will accrue interest per annum at the rate of interest borne by the Notes, plus one percent, from and including, the relevant payment date to, but excluding, the date on which such defaulted amounts shall have been paid by the Company in accordance with the Indenture.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers shall pay interest on the Notes, if any, to the Persons who are registered Holders at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Company maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuers as may be maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by check or wire transfer as provided for in the Indenture. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.

[Exhibits to Indenture]

Exhibit A

The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuers issued the Notes under an Indenture, dated as of November 14, 2013 (the “Indenture”), among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) At any time and from time to time prior to December 1, 2015, the Issuers may redeem the Notes with the net cash proceeds received by the Company from Equity Offerings at a redemption price equal to 107.000% of the principal amount of the Notes being redeemed, plus accrued but unpaid interest, if any, to, but not including, the applicable redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes); provided that:

(A) in each case the redemption takes place not later than 90 days after the consummation of the related Equity Offering; and

(B) not less than 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture remains outstanding immediately after such redemption (excluding the aggregate principal amount of all Notes then held by the Issuers or any of their Restricted Subsidiaries).

(b) At any time prior to December 1, 2015, the Issuers may redeem the Notes, in whole or in part, at their option, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date.

(c) At any time and from time to time on or after December 1, 2015, the Issuers may redeem the Notes, in whole or in part, at their option, upon not less than 30 days nor more than 60 days’ notice at a redemption price equal to the respective percentage of the principal amount of any Notes being redeemed set forth below during the twelve-month period beginning on December 1 of the year indicated below, plus accrued but unpaid interest, thereon, to, but not including, the applicable date of redemption:

Year	Percentage
2015	103.500%
2016	101.750%
2017	100.000%

[Exhibits to Indenture]

Exhibit A

(d) Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering).

(e) If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders in respect of whose Notes will be subject to redemption by the Issuers.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes for cash as described in Sections 4.11 and 4.15 of the Indenture. The Issuers may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

(7) OFFER TO PURCHASE UPON CHANGE OF CONTROL. If a Change of Control Triggering Event occurs, unless the Issuers have exercised the option to redeem the Notes by notifying the noteholders to that effect provided in Section 3.07 of the Indenture, the Issuers will be required to make a Change of Control Offer to each Holder of Notes to repurchase all or any part (equal to $1,000 or integral multiples of that amount) of that Holder’s Notes on the terms set forth in the Notes. In a Change of Control Offer, the Issuers will be required to offer a Change of Control Payment on the Notes that are repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to Holders of the Notes, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the Change of Control Payment Date. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date. If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in response to a Change of Control Offer and the Issuers, or any third party making the Change of Control Offer in lieu of the Issuers as provided in Section 4.15(c) of the Indenture, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued but unpaid interest to but not including the date of redemption set forth in such notice

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by electronic transmission (for Global Notes) or first class mail a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII or Article X thereof, respectively. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that Notes of $1,000 or less shall be

[Exhibits to Indenture]

Exhibit A

redeemed in whole and not in part and if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture and the Notes may be amended, supplemented or modified as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or court protection of either Issuer or a Principal Guarantor or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Trustee and the Issuers may consent to the waiver of any past Default with regard to the Notes and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, Notes (other than a payment of principal that is due solely because of acceleration due to the Default that is being waived, other than a Default that cannot otherwise be waived), (ii) a failure to redeem or repurchase any Notes as required under this Indenture or (iii) a default in respect of a covenant or a provision that under Section 9.02 of the Indenture cannot be modified or amended without the consent of the Holders of all Notes then outstanding. Subject to the provisions of the Indenture,

[Exhibits to Indenture]

Exhibit A

the Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Issuers are required, promptly after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company or any of its respective Subsidiaries or Affiliates, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE OTHER NOTE DOCUMENTS.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Rialto Holdings, LLC

790 Northwest 107th Avenue

Suite 400

Miami, Florida 33172

Attention: General Counsel

[Exhibits to Indenture]

Exhibit A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                                                                                   (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                  to

transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 17(A)(d)(15).

The undersigned hereby certifies that it	☐ is / ☐ is not an
knowledge, the proposed transferee	☐ The Issuer is / ☐ is not an Affiliate of

In connection with any transfer or exchange of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1) ☐	acquired for the undersigned’s own account, without transfer;

(2) ☐	or transferred to the Issuers or any Subsidiary thereof; or

(3) ☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

[Exhibits to Indenture]

Exhibit A

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) is checked, the Issuers may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17(A)(d)(15).

TO BE COMPLETED BY PURCHASER IF BOX (1), (3) or (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is also a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and Rule 2(a)(5 1)(1)(g) thereunder, and, to the extent such purchase is occurring prior to the date that is one year after the later of the date of original issuance of such Note and the last date, if any, on which such Note was owned by the Issuers or any Affiliate of the Issuers, it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated

[Exhibits to Indenture]

Exhibit A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.11                ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11 or 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of

this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[Exhibits to Indenture]

Exhibit A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE5

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease Principal Amount of this Global Note	Amount of increase in Principal Amount of in this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[5]	This schedule should only be included if the Note is issued in global form.

[Exhibits to Indenture]

Exhibit B

SECTION 3(C)(7) REMINDER NOTICE

THE DEPOSITORY TRUST COMPANY

IMPORTANT

DATE:

TO: ALL PARTICIPANTS

FROM: Rialto Holdings, LLC and Rialto Corporation

SUBJECT: Section 3(c)(7) restrictions for 7% Senior Notes due 2018

(A)	CUSIP Number: 762515 AA2

(B)	Security Description: 7.000% Senior Notes due 2018

(C)	Offer Amount: $250,000,000 in aggregate principal amount

(D)	Initial Purchasers: Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

(E)	Trustee: Wells Fargo Bank, National Association

(F)	Closing Date: November 14, 2013

Special Instructions: See Attached Important Instructions from the Issuers.

[Exhibits to Indenture]

Exhibit B

Rialto Holdings, LLC and Rialto Corporation (the “Issuers”)

7.000% Senior Notes due 2018 (the “Notes”)

CUSIP Number: 762515 AA2

The Issuers and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Deutsche Banks Securities Inc. and Goldman, Sachs & Co. (the “Initial Purchasers”) are putting DTC’s participating organizations (“Participants”) on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced Notes issued pursuant to an indenture (the “Indenture”), dated as of November 14, 2013, by and among the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the Notes issued by the Issuers may only be made in minimum denominations of $1,000 to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of Section 2(a)(51)(A) of the Investment Company Act that are acquiring the Notes for its own account or for the account of a QIB that is also a QP. Each purchaser of the Notes (1) represents to and agrees with the Issuers and the Initial Purchaser, among other things, that (i) the purchaser is a QIB who is a QP (a “QIB/QP”); (ii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer; (iii) the purchaser is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan, if investment decisions with respect to the plan are made by beneficiaries of the plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the Issuers unless each of its beneficial owners is a QIB/QP; (vi) the purchaser, and the account for which it is purchasing, will hold and transfer at least the minimum denomination of Notes; (vii) the purchaser understands that the Issuers may receive, upon the Issuers’ request, a list of Participants holding interests in the Notes from DTC; and (viii) the purchaser is able to and will provide notice of the transfer restrictions to any subsequent transferee; and (2) acknowledges that the Issuers have not been registered under the Investment Company Act and the Notes have not been registered under the Securities Act and represents to and agrees with the Issuers and the Initial Purchaser that, for so long as the Notes are outstanding, it will not offer, resell, pledge or otherwise transfer the Notes except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that the Notes will bear a legend with respect to such transfer restrictions.

The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuers determine that any beneficial owner of a Note (or any interest therein) is not a QIB and a QP, then the Issuers may require, by notice to such beneficial holder, that such beneficial owner sell all of its rights, title and interest to such Note (or interest therein) to a person that is a QIB and a QP, with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (x) upon written direction from either of the Issuers, the Trustee, on behalf of the Issuers and at the Issuers’ expense, shall cause such beneficial owner’s interest in

[Exhibits to Indenture]

Exhibit B

the Note to be transferred in a commercially reasonable sale arranged by either of the Issuers (conducted by the Trustee in accordance with the Issuers’ written instructions and with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a person to whom such Note (or interest therein) may be transferred in accordance with the transfer restrictions set forth in the Indenture and (y) pending such transfer, no further payments will be made in respect of such Note held by such beneficial owner.

The restrictions on transfer required by the Issuers (outlined above) will be reflected under the notation “3c7” in DTC’s User Manuals and DTC’s Reference Directory.

Any questions or comments regarding this subject may be directed to Rialto Holdings, LLC, 790 Northwest 107th Avenue, Suite 400, Miami, Florida, 33172, Attention: General Counsel.

[Exhibits to Indenture]

Exhibit C

RIALTO HOLDINGS, LLC

RIALTO CORPORATION

Bloomberg, L.P.

731 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Pursuant to the indenture, to be dated as of November 14, 2013 (the “Indenture”), by and among Rialto Holdings, LLC and Rialto Corporation (the “Issuers”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Issuers are issuing $250,000,000 in aggregate principal amount of 7.000% Senior Notes due 2018 (the “Notes”). The Notes will be issued in the form of one or more Global Notes under Rule 144A under the Securities Act of 1933, as amended (the “Global Notes”). CUSIP numbers issued by Standard & Poor’s CUSIP Service Bureau have been obtained for the Global Notes and are set forth on Schedule A of this letter.

The Global Notes will be issued to the Depository Trust Company (“DTC”) in the nominee name of Cede & Co. at closing. Beneficial interests in the Global Notes will be held and transferred by book entry either directly through DTC or through one or more participants in DTC. Each of the Issuers is a “3(c)(7) Issuer,” meaning that the Issuers have not registered as an investment company within the meaning of the Investment Company Act of 1940, as amended, upon reliance on the exemption from registration thereunder contained in Section 3(c)(7) thereof. Accordingly, the Issuers hereby request that Bloomberg Financial Markets cause any display or screen containing information about any of the Global Notes to include the following (or similar) language and features:

(i)	the “Note Box” on bottom of “Security Display” page describing such Global Notes should state: “Iss’d Under 144A/3c7”;

(ii)	the “Security Display” page should have a flashing red indicator stating “See Other Available Information”;

(iii)	the Indicator for such Global Notes should link to the “Additional Security Information” page, which should state that such Global Notes “are being offered in reliance on the exemption from registration under Rule 144A under the Securities Act of 1933, as amended, to persons who are both (a) qualified institutional buyers (as defined in Rule 144A under the Securities Act, as amended) and (b) qualified purchasers (as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended)”; and

(iv)	the “Disclaimer” page for such Global Notes should state that such Global Notes “shall not be and have not been registered under the Securities Act of 1933, as amended, and the Issuers with respect to such Global Notes have not been registered under the Investment Company Act of 1940, as amended, and these securities may not be offered or sold to any person

[Exhibits to Indenture]

Exhibit C

absent an applicable exemption from registration requirements of the Securities Act of 1933, as amended, and any such offer or sale of these securities must be in accordance with Section 3(c)(7) of the Investment Company Act of 1940, as amended.”

[Exhibits to Indenture]

Exhibit C

Very truly yours, RIALTO HOLDINGS, LLC

By:
Name: Title:
RIALTO CORPORATION

By:
Name: Title:

[Exhibits to Indenture]

Exhibit C

SCHEDULE A

Notes

Certificate No.	CUSIP No.	Principal Amount
[•]	[•]	$[•]
[•]	[•]	$[•]

[Exhibits to Indenture]

Exhibit D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

This Supplemental Indenture, dated as of                                     , 20        , (this “Supplemental Indenture”) among [                            ] (the “Guarantor”), Rialto Holdings, LLC, a Delaware limited liability company (the “Company”), Rialto Corporation, a Delaware corporation (together with the Company, the “Issuers”) and Wells Fargo Bank, National Association (the “Trustee”), as trustee under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 14, 2013, providing for the issuance of 7% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. JOINDER TO INDENTURE. The Guarantor hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a guarantor therein and if such party executed the Indenture on the date thereof.

3. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article XI thereof and subject to the limitations therein.

4. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS. No director, officer, employee, incorporator or shareholder of the Company or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are

[Exhibits to Indenture]

Exhibit D

part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE OTHER NOTE DOCUMENTS.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, .pdf attachment, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuers.

[Signature page follows]

[Exhibits to Indenture]

Exhibit D

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

RIALTO HOLDINGS, LLC

By:
Name: Title:
RIALTO CORPORATION

By:
Name: Title:
[GUARANTOR]

By:
Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

[Exhibits to Indenture]

Exhibit E

FORM OF CERTIFICATE OF TRANSFER

Rialto Holdings, LLC

790 Northwest 107th Avenue

Suite 400

Miami, Florida 33172

Facsimile No.: (305) 485—4111

Attention: General Counsel

Wells Fargo Bank, National Association

608 Second Avenue South, N9303-121

Minneapolis, MN 55479

Email: dapsreorg@wellsfargo.com

Attention: Corporate Trust Operations

Re: 7% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of November 14, 2013 (the “Indenture”), among the Issuers, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                                     in such Note[s] or interests (the “Transfer”), to                                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT RULE 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A that is a “Qualified Purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE

[Exhibits to Indenture]

Exhibit E

PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [    ] such Transfer is being effected to either Issuer or any subsidiary of either Issuer;

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144A. (i) The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

[Exhibits to Indenture]

Exhibit E

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

[Exhibits to Indenture]

Exhibit E

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i) [ ] Rule 144A Global Note (CUSIP: 762515 AA2), or

(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i) [ ] Rule 144A Global Note (CUSIP: 762515 AA2), or

(ii) [ ] Unrestricted Global Note ( ); or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

[Exhibits to Indenture]

Exhibit F

FORM OF CERTIFICATE OF EXCHANGE

Rialto Holdings, LLC

790 Northwest 107th Avenue

Suite 400

Miami, Florida, 33172

Facsimile No.: (305) 485-4111

Attention: General Counsel

Wells Fargo Bank, National Association

608 Second Avenue South, N9303-121

Minneapolis, MN 55479

Email: dapsreorg@wellsfargo.com

Attention: Corporate Trust Operations

Re: 7.000% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of November 14, 2013 (the “Indenture”), among the Issuers, the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                      (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                                                       in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In

[Exhibits to Indenture]

Exhibit F

connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to

[Exhibits to Indenture]

Exhibit F

the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the Rule 144A Global Note , with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[Exhibits to Indenture]

Exhibit F

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

[Exhibits to Indenture]

Exhibit G

GUARANTEE

For value received, each of the Persons named in Schedule I hereto (collectively, the “Guarantors”) hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of the 7.000% Senior Notes due 2018 (the “Notes”) of Rialto Holdings, LLC, a Delaware limited liability company (the “Company”) and Rialto Corporation, a Delaware corporation (together with the Company, the “Issuers”), the cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, to the extent lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders and the Trustee (as defined below), all in accordance with and subject to the terms and limitations of the Notes, Article XI of the Indenture and this Guarantee. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of November 14, 2013, among the Issuers, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”), governing the Company’s issuance of the Notes.

The obligations of each of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the Guarantors hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to suspension and release upon the terms set forth in the Indenture.

[Exhibits to Indenture]

Exhibit G

IN WITNESS WHEREOF, each of the Guarantors listed on Schedule I hereto has caused this Guarantee to be duly executed.

Dated:

Authorized signatory for each of the Guarantors listed on Schedule I hereto

By:
Name: Title:

[Exhibits to Indenture]

Exhibit G

Schedule I

GUARANTORS OF THE NOTES

Rialto Capital Management, LLC

Lennar Cobra, LLC

Rialto Capital Advisors, LLC

Rialto Capital Advisors of New York, LLC

Rialto Capital Partners, LLC

Rialto Capital Services, LLC

Rialto Capital Servicing, LLC

RIALTO MEZZ HOLDINGS, LLC

Rialto Mortgage Finance, LLC

RMF Alliance, LLC

RMF Commercial, LLC

RMF PR New York, LLC

Rialto REGI, LLC

Rialto RL CML 2009-1, LLC

Rialto RL RES 2009-1, LLC

RL BB FINANCIAL, LLC

RL BB 2012 LT1-KY, LLC

RL BB 2012 LT1-NC KM, LLC

RL BB 2012 LT1-SC KFM PROPERTIES, LLC

RL BB 2012 LT1-SC KFM, LLC

RL BB 2012 LT1-SC LPP, LLC

RL BB 2012 LT1-SC RMP, LLC

RL BB 2012 LT1-SC SPP, LLC

RL BB 2012 LT1-SC SWIII, LLC

RL BB 2012 LT1-SC SWV, LLC

RL BB 2012 LT1-SC SWVI, LLC

RL BB6-FL PAU, LLC

RL BB-FL ALHI, LLC

RL BB Clearwater, LLC

RL BB Ocala, LLC

RL BB-AL, LLC

RL BB-FL Hillsborough, LLC

RL BB-GA, LLC

RL BB-IL, LLC

RL BB-IN KRE OP, LLC

RL BB-IN KRE RE, LLC

RL BB-IN KRE, LLC

RL BB-MD CSM, LLC

RL BB-MD RML, LLC

RL BB-MS, LLC

RL BB-NC BOL 18, LLC

[Exhibits to Indenture]

Exhibit G

RL BB-NC BOL, LLC

RL BB-NC BSA, LLC

RL BB-NC CCR, LLC

RL BB-NC FCI, LLC

RL BB-NC, LLC

RL BB-OH, LLC

RL BB-SC Brooksa, LLC

RL BB-SC CLR II, LLC

RL BB-SC CLR III, LLC

RL BB-SC CLR IV, LLC

RL BB-SC CLR V, LLC

RL BB-SC CLR VI, LLC

RL BB-SC CLR, LLC

RL BB-SC CRRC, LLC

RL BB-TN BRISTOL, LLC

RL BB-TN RACEDAY TOWER, LLC

RL BB-TN, LLC

RL BB-TX, LLC

RL BB-WV, LLC

RL CMBS Investor, LLC

RL REGI FINANCIAL, LLC

RL REGI ALABAMA, LLC

RL REGI ARKANSAS, LLC

RL REGI FLORIDA, LLC

RL REGI-TN SPRINGHILL, LLC

RL REGI GEORGIA, LLC

RL REGI KANSAS, LLC

RL REGI LOUISIANA, LLC

RL REGI MISSISSIPPI, LLC

RL REGI MISSOURI, LLC

RL REGI NORTH CAROLINA, LLC

RL REGI SOUTH CAROLINA, LLC

RL REGI TENNESSEE, LLC

RL REGI VIRGINIA, LLC

RL REGI-AL Carrington, LLC

RL REGI-AL HMS, LLC

RL REGI-AL HP, LLC.

RL REGI-AR GBE, LLC

RL REGI-FL APOPKA, LLC

RL REGI-FL CRC, LLC

RL REGI-FL CUTLER RIDGE, LLC

RL REGI-FL ESH, LLC

RL REGI-FL FT. PIERCE, LLC

RL REGI-FL GDL, LLC

RL REGI-FL ITALIA, LLC

RL REGI-FL PASCO COUNTY, LLC

[Exhibits to Indenture]

Exhibit G

RL REGI-FL RDI, LLC

RL REGI-FL RUSKIN, LLC

RL REGI-FL SARASOTA, LLC

RL REGI-FL SARASOTA, LLC

RL REGI-FL TPL, LLC

RL REGI-FL VARC, LLC

RL REGI-GA AS VILLAS, LLC

RL REGI-GA DRAD, LLC

RL REGI-GA HAY DB, LLC

RL REGI-GA KGI, LLC

RL REGI-GA MHU, LLC

RL REGI-GA RLR, LLC

RL REGI-KS Conquest, LLC

RL REGI-MO BRANSON, LLC

RL REGI-MO GMB, LLC

RL REGI-MO MOSCOW MILLS, LLC

RL REGI-MO PIN OAK, LLC

RL REGI-MS Double H, LLC

RL REGI-MS OCEAN SPRINGS, LLC

RL REGI-NC CIL, LLC

RL REGI-NC CSP, LLC

RL REGI-NC GTREE, LLC

RL REGI-NC Little Wing, LLC.

RL REGI-NC Mland, LLC

RL REGI-NC MLD, LLC

RL REGI-NC RALEIGH, LLC

RL REGI-NC RFP, LLC

RL REGI-NC SUGARM, LLC

RL REGI-NM, LLC

RL REGI-SC CTL, LLC

RL REGI-SC DDBS, LLC

RL REGI-SC LAKE E, LLC

RL REGI-SC TCS, LLC

RL REGI-SC TDG, LLC

RL REGI-SC TIG, LLC

RL REGI-TN GVC, LLC

RL REGI-TN OAK, LLC

RL REGI-TN Sevierville, LLC

RL REGI-TN SPRINGHILL, LLC

RL REGI-TN WILLIAMSON, LLC

RL REGI-VA GLENA, LLC

Rialto Investments, LLC

[Exhibits to Indenture]